UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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THE BALDWIN INSURANCE GROUP, INC.
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Proxy Statement

And Notice of 2025 Annual Meeting of Shareholders

The Baldwin Group

Message from our Board Chair

Dear Stakeholders,
Delivering for the long term and in the greatest moment of need for our clients is second nature to our colleagues at The Baldwin Group, and they again demonstrated it admirably in 2024 and at the start of this year. Whether it was helping clients respond to natural disasters, transitioning nearly 40 partner advisory firms onto our new brand, or launching new products and client-focused capabilities, our colleagues produced impressive growth. Their talent and hard work power us forward to achieve our vision to be the preeminent risk and insurance solutions firm and a true “Broker of the Future.”
At its core, insurance is a relationship business built on a promise. When disasters strike, our people go above and beyond, working closely with clients and insurance partners to make good on that promise. Last year’s catastrophic events, as well as the devastating wildfires in California at the beginning of 2025, tested the mettle of our colleagues, as three hurricanes struck Florida, where we have a large concentration of clients and colleagues. Some colleagues themselves were impacted, yet they worked tirelessly and selflessly to assist clients and fellow colleagues in the recovery process. It’s inspiring to work in an industry and at a firm that can deliver that kind of impact when it matters most. My deepest appreciation to our colleagues for their care of clients and each other and the grit and resilience that they have demonstrated within their communities.
Sustainable Culture of High Achievement
This level of dedication reflects the values and commitments of our Azimuth, our cultural constitution. It defines our winning culture and guides the relationships we have with each other, our clients, our insurance company partners, our communities, and our shareholders. It provides the framework for decision making, execution, and innovation. This culture of high achievement has been the driving force behind our outperformance since our inception.
Recognizing that today we are a much larger, geographically dispersed and truly national firm, last year we engaged leaders and colleagues throughout our business and in our shared services groups in revisiting the tenets within the Azimuth to make sure they resonate as we continue to aspire to become a transcendent brand. As a result of this engagement, colleagues unanimously reaffirmed the cornerstone vision, values and beliefs that bind us together. We received resounding feedback that as much as our business has changed over the last five years, what has not changed is our commitment to living our values in the Azimuth.
Since the very beginning of our growth journey, we have aspired to be a transcendent brand that is steadfastly client-centered and that continually innovates on their behalf. By doing so with distinction, we ensure our clients – individuals, families, businesses and their employees – have the peace of mind to pursue their dreams, purpose and passions.
Dreaming is in our DNA and is one of our six core values in the Azimuth. We define it as, “Turning our imagination free, thinking big, looking for a better way and seeing what is possible tomorrow but not done today. Using today's excellence as the springboard to tomorrow’s success.”

2025 Proxy Statement	i

It is this mindset and energy that attracts and retains the best talent to our firm and inspires us to envision differently and creatively every aspect of our operations through the lens of what should be possible for our clients and industry. Baldwin Alchemy is how we describe the process when our colleagues work together as a team and leverage each other’s strengths, we achieve much more than would have been possible on our own.
In 2024, we once again earned external “Best Place to Work” accolades from numerous organizations, reflecting our distinctive and winning culture, which creates belonging and embraces colleagues’ individual, authentic selves. Moreover, this external recognition validated our annual internal colleague Pulse survey, with excellent participation and the highest scores to date, reflecting our highly engaged and high-performing colleagues.
Creating Long-Term Shareholder Value
In October of 2024, we quietly marked the fifth anniversary of our initial public offering. At this milestone, we reflected on the journey and are immensely proud to say that we have delivered on the promises made to shareholders—reducing our debt, paying the bulk of partner firm earnout obligations, and increasing margin, earnings per share and free cash flow, while driving integration across all of our systems, processes, and technologies.
Shareholder Value Creation

Performance Level	2019	2020	2021	2022	2023	2024

Stock price at year end ($)	16.05	29.97	36.11	25.14	24.02	38.76
Weighted-average Class A & B shares outstanding (in 000s)	61,441	72,894	101,381	115,801	117,141	117,949
Adjusted diluted earnings per share (fully vested and as-if converted)(1)($)	0.28	0.46	0.80	1.03	1.12	1.50
Adjusted free cash flow (in 000s)(1)($)	9,022	18,024	54,267	57,108	68,584	134,859
Building Growth Momentum with Technology and Capital Management Strategies
Our engaging and inspiring culture will be integral as we pursue our internal aspirational goal for growth— $3 billion in revenue, 30% margin in 5 years, while continuing to produce industry-leading organic growth and establishing our firm as the Broker of the Future.
Based on our performance so far, as shareholders you should feel confident about our relentless focus on meeting and exceeding client needs and that our 4,100 colleague-strong team is rallied around the core principles in the Azimuth to drive this growth.
To further enhance our performance, we intend to embrace the promise of Artificial Intelligence (AI) transformation, which is just beginning. Our aim is to outpace our competition, whether it’s through assisted intelligence, like predictive analytics or process automation, AI machine learning, or autonomous intelligence. Whatever the future may hold, we believe we can elevate the role of our colleagues by leveraging technology so they can focus their efforts on ways to enhance their impact and value for clients and stakeholders.
Beyond our top-level talent and differentiated culture, a critical component in this next phase will be how we approach risk capital and capital allocation. With our adjusted free cash flow increasing as our payout obligations ease, we will have more opportunities to leverage capital for the benefit of clients and shareholders.
With our capacity partners, we seek to forge a risk capital moat for proprietary client solutions that is sustainable and predictable through market cycles, accessible with favorable terms and return hurdles, and opportunistically flexible. When it comes to capital allocation, our focus is on creating sustainable long-term value at a superior rate of return by investing prudently in our business and operational needs, in long-term projects that align with our strategic goals, and in initiatives that drive significant growth.

ii	2025 Proxy Statement

Advancing on our Broker of the Future Journey
As we seek to achieve our Broker of the Future aspirations, we believe that there is no other broker that is better positioned than The Baldwin Group to forge the next phase of innovation. We have built a strong foundation and believe the following characteristics will accelerate our evolution towards becoming the Broker of the Future:
•Industry-leading organic growth with clients expressing an ongoing top-of-mind preference for Baldwin;
•Leveraging technology to its fullest thus enabling efficient delivery of expertise to clients and partners and freeing colleagues to do the highest value work;
•Harnessing the power of our entire franchise within a streamlined brand platform;
•Sustaining a culture that attracts and retains exceptional individuals and partners; and
•Consistently delivering outstanding financial results, especially as compared to peers in the industry.
With these culture/colleague, Broker of the Future and capital deployment strategies, we are more confident than ever that we will continue to write a growth and innovation story that is the envy of the industry. We thank you for your continued investment in The Baldwin Group, and the Board of Directors requests your voting support on the matters outlined in the following pages. As always, your thoughts and perspective are welcome throughout the year.
Sincerely,
Lowry Baldwin
Board Chair
1.Adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. Refer to the Appendix to this Proxy Statement for reconciliations of non-GAAP financial measures to comparable GAAP financial measures.

2025 Proxy Statement	iii

Notice of 2025 Annual Meeting of Shareholders
Dear fellow Shareholders:
We are pleased to invite you to the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of The Baldwin Insurance Group, Inc. (the “Company,” “Baldwin,” “The Baldwin Group,” “we,” “us” or “our”), which will be held on June 5, 2025, at 10:00 AM Eastern Daylight Time, at 4211 W. Boy Scout Boulevard, Suite 800, Tampa, Florida 33607. At the meeting, shareholders who owned our common stock at the close of business on April 7, 2025 (the “Record Date”) are entitled to vote on each item described in this Proxy Statement and we will consider and act upon such other business as properly comes before the Annual Meeting.

Proposal		Board Recommendation	Page

1	To elect three Class III Directors to serve until the 2028 Annual Meeting of Shareholders or until their successors are duly elected and qualified.	FOR each nominee	3
2	To approve, on an advisory basis, the compensation of our named executive officers.	FOR	30
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025.	FOR	65
The Notice of Internet Availability of Proxy Materials was first sent to shareholders on or about April 23, 2025. It is being furnished in connection with the solicitation of proxies by the board of directors (the “Board” or the “Board of Directors”) of the Company to be voted during the Annual Meeting for the purposes set forth in this notice of Annual Meeting. Shareholders of record at the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting.
You may vote your shares in advance of the Annual Meeting via the Internet, by telephone or, if you choose to receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
By order of the Board of Directors,
Lowry Baldwin
Board Chair
April 23, 2025

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on
June 5, 2025 at 10:00 AM Eastern Daylight Time.
The Proxy Statement and Annual Report to shareholders are available at www.ProxyVote.com.

The Baldwin Group At a Glance

The Baldwin Group is a cohesive group of experts in business insurance, employee benefits, retirement planning, and all areas of private and personal insurance. Since our formation, we have aspired to create a firm that stands the test of time in the insurance industry and one that is recognized for its deep commitment to clients and unmatched depth of quality and expertise.
We’ve achieved impressive milestones since our firm’s founding in 2011, growing our revenue from approximately $140 million in 2019—the year of our IPO—to $1.4 billion in 2024. We’ve evolved from a local business into a national firm, building a collaborative network of colleagues whose diverse insights generate optimal solutions for more than 3 million clients worldwide. Our over 4,000 colleagues consistently deliver for our clients and have continually ranked the firm a “Great Place to Work” by the likes of Business Insurance and USA Today.
We have aspired to create a firm that stands the test of time in the insurance industry.

	4,000+ Colleagues			3 million+ Clients in 50 states and worldwide

Industry leading organic revenue growth

14%(1)	Total growth	17%(2)	Organic revenue growth	>2x(3)	The organic growth of our competitors(4)

1.Total revenue growth for the year ended December 31, 2024 compared to the same period in 2023.
2.Organic revenue growth for the year ended December 31, 2024 compared to the same period in 2023.
3.Represents The Baldwin Group’s organic revenue growth for the year ended December 31, 2024.
4.Peer group represents AJG’s brokerage segment only, MMC’s Marsh business only, AON, BRO and WTW.

2025 Proxy Statement	1

AT A GLANCE	TABLE OF CONTENTS

Our Mission	Our Vision

Protect the possible for our clients, delivering tailored insurance and risk management insights, products, and solutions to ensure our clients – individuals, families, businesses, and their employees – have the peace of mind to pursue their dreams, purpose, and passions.
To be regarded as the preeminent risk and insurance solutions firm...
•fueled by relationships
•leading through operational acumen and evolution
•powered by people through colleague development and engagement
•...and exemplified by client adoption and loyalty

Our Core Values
Our core values define who we are and what we stand for. We use them to guide our thoughts and actions when taking care of our stakeholders.

DISCERNING	Seeking and weighing broad perspectives, being open to input and nimble when new information arises. Sharing information constructively and using it in ways that result in thoughtful solutions and continual improvement.

GRIT	Embracing opportunities, driving to win and overcoming obstacles to achieve our objectives. Facing our challenges and setbacks with determination, being resilient and seeing change as an opportunity to improve.

GENUINE	Being approachable, forthright, responsive, and transparent. Keeping our promises, even when it is difficult. Being worthy of trust by always doing the right thing in an open and authentic way.

ENGAGING	Showing respect for others and helping and caring for them by being warm and welcoming. Having a sense of humor and positive spirit. Emphasizing collaboration and teamwork, assuming positive intent and recognizing work well done.

PURPOSE	Acting and thinking beyond our self-interest, recognizing our responsibility to give back and sharing in ways that make our communities better.

DREAMING	Turning our imagination free, thinking big, looking for a better way and seeing what is possible. Using today’s excellence as the springboard to tomorrow’s success.

2	2025 Proxy Statement

Proposal No. 1: Election of Directors
Our Board of Directors currently consists of ten directors: Lowry Baldwin, Trevor Baldwin, Jay Cohen, Joseph Kadow, Barbara Matas, Sathish Muthukrishnan, Sunita Parasuraman, Ellyn Shook, Chris Sullivan and Myron Williams. The Class III directors whose terms expire at the Annual Meeting are Joseph Kadow, Chris Sullivan and Myron Williams. At the Annual Meeting, the Board is recommending that the shareholders elect Joseph Kadow, Chris Sullivan and Myron Williams to serve as Class III directors for a term ending at the annual meeting of shareholders to be held in 2028.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominee(s) as the Board of Directors may propose or the Board may reduce its size. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the shares cast at the meeting (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote). This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast in-person or by proxy) will be elected as directors.
The following table sets forth information with respect to each nominee’s position and office held with the Company and each nominee’s age as of the date of this Proxy:

Name	Age	Position	Director Since

Joseph Kadow	68	Director	February 2020
Chris Sullivan	77	Director	September 2019
Myron Williams	65	Director	January 2022
Set forth in "Director Nominees" below is biographical information for each nominee, including certain information regarding our nominees’ individual experience, qualifications, attributes and skills that led the Board of Directors to conclude that they should serve as directors and that they should be elected at the Annual Meeting.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed above to serve as director until the 2028 annual meeting or until his or her successor is duly elected and qualified.

2025 Proxy Statement	3

PROPOSAL NO. 1	TABLE OF CONTENTS
Director Nominees

EXPERIENCE

•From 2005 to July 2019, served as Executive Vice President and Chief Legal Officer, Bloomin’ Brands, Inc., which owns Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar

EDUCATION

•JD, Dickinson School of Law at Pennsylvania State University •BS in Accounting, University of Scranton

Joseph Kadow

OTHER PUBLIC COMPANY BOARDS

Age: 68

•Past Board Member, Audit Committee Member, and Chair of the Special Committee of Habit Restaurants, Inc. until March 2020, when Habit Restaurants, Inc. was acquired by Yum! Brands, Inc. (September 2015 to March 2020)

Director Since: February 2020 (Independent)

Committees: •Nominating and Corporate Governance (Chair) •Audit
OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

•Past Chairman of the Board, National Restaurant Association
•Board Member, Florida Restaurant and Lodging Association
•Board Member, Funding Florida Legal Aid (formerly Florida Bar Foundation)
•Chief Legal and Business Affairs Officer, Advent Allen International, LLC

4	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

EXPERIENCE

•From 1991 to 2005, served as Chief Executive Officer and Chairman of OSI Restaurant Partners, Inc. •From 1988 to 1991, was the co-founder, Chairman, and Chief Executive Officer of Outback Steakhouse

EDUCATION

Chris Sullivan

•BS in Business and Economics, University of Kentucky

Age: 77	OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

Director Since: September 2019 (Independent)
•Co-Chair, Consul Partners LLC
•Past Chairman, Florida Council of 100
•Chairman, Arise Alliance Institute, a PTSD focused non-profit
•Board Member and Executive Committee Member, Horatio Alger Association
•Member of Board, The First Tee of Tampa Bay and Copperhead Charities

Committees: •Compensation •Executive •Nominating and Corporate Governance

EXPERIENCE

•From 2013 to 2017, served as President of Sales Strategy and Sales Operations at United Parcel Service Inc.
•From 1984 to 2017, served in various roles at United Parcel Service Inc., including U.S. Director of Sales and Vice President of Sales

EDUCATION

Myron Williams

•MBA, Florida Metropolitan University •BA in Business Administration, Albany State University

Age: 65

OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

Director Since: January 2022 (Independent)

•Chairman of the Board, Atlanta Public Schools CTAE Board
•Advisory Board Member, PackageX
•Vice-Chair of the Board, The MARCH Foundation
•Previously served as Board Member, Center for Advance Logistics Management Board at Albany State University and the 100 Black Men Board

Committees: •Compensation •Nominating and Corporate Governance

2025 Proxy Statement	5

PROPOSAL NO. 1	TABLE OF CONTENTS
Other Current Directors

EXPERIENCE

•Since May 2019, serves as Chief Executive Officer of The Baldwin Group
•In 2011, co-founded The Baldwin Group with his partners, Lowry Baldwin, Elizabeth Krystyn and Laura Sherman, to serve as a holding company for further investment into the insurance brokerage space, going on to serve as President and Chief Operating Officer
•In 2009, joined what is today our middle market business as a Commercial Risk Advisor, working primarily with healthcare and private equity clients, and, over time, led the firm’s Commercial Risk Management Group as Managing Director
•Prior to joining The Baldwin Group, worked at HealthEdge Investment Partners, LLC, a private equity firm

Trevor Baldwin

Chief Executive Officer

Age: 39	EDUCATION

•BA in Risk Management & Insurance, Florida State University
Director Since: September 2019 (Non-Independent)

OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

Committees: •Executive
•Manager, Emerald Bay Risk Solutions, LLC •Board Member, The HopeWill Foundation

Son of Lowry Baldwin

EXPERIENCE

•Board Chair since formation of the Baldwin Group in 2019
•In 2011, co-founded The Baldwin Group with his partners, Trevor Baldwin, Elizabeth Krystyn and Laura Sherman, to serve as a holding company for further investment into the insurance brokerage space
•In 2006, formed what is today our middle market business with his partners
•In 1997, co-founded Advantec Solutions, Inc., a national professional employer organization serving small and mid-size businesses by providing outsourced payroll, human resources, employee benefits and benefits administration, and workers’ compensation
•In 1991, co-founded Davis Baldwin Insurance and Risk Management
•In 1983, joined Baldwin & Sons
•In 1981, began insurance career at Aetna Property & Casualty

Lowry Baldwin

Board Chair

Age: 66

Director Since: September 2019 (Non-Independent)

EDUCATION

•BS in Psychology, Wake Forest University

Committees: •Executive

Father of Trevor Baldwin

6	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

EXPERIENCE

•From 1995 to 2020, served as Managing Director of Equity Research, BofA Securities Inc., where he covered property and casualty insurance companies and insurance brokers
•From 1990 to 1995, served as an Analyst, Equity Research, Salomon Brothers
•From 1987 to 1989, served as a Senior Representative, Bond Department, Aetna Casualty & Surety

Jay Cohen

EDUCATION

•MBA in Finance, Columbia University •BA in Managerial Economics, Union College
Age: 59

Director Since: June 2021 (Independent)

OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

Committees: •Audit •Compensation	•Board Member, Stamford Museum and Nature Center •Previously served as Board Member, Association of Insurance and Financial Analysts

EXPERIENCE

•From 1999 to 2016, held various leadership positions with Citigroup, such as Managing Director, Head and Co-Head and Chairman of Leveraged Finance Capital Markets
•From 1985 to 1999, served as a banker in the high-yield capital markets groups of Citicorp and Salomon Brothers

Barbara Matas	EDUCATION

•MBA in Finance, University of Michigan •BS in Accounting and Quantitative Analysis, New York University

Age: 65

Director Since: February 2020 (Independent)	OTHER PUBLIC COMPANY BOARDS

•Board Member, Nominating and Corporate Governance Committee Member, and Chair of Audit Committee, MidCap Financial Investment Corporation (formerly Apollo Investment Corporation) (2017 to present)
•Board Member, Chair of Capital Allocation Committee, Audit Committee Member, and former Chair of Audit Committee, Sleep Number Corporation (2016 to present)

Committees: •Audit (Chair) •Technology and Cyber Risk

OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

•Board Member and Chair of the Investment Committee, DOROT •Board Member, Middle Market Apollo Institutional Private Lending BDC

2025 Proxy Statement	7

PROPOSAL NO. 1	TABLE OF CONTENTS

EXPERIENCE

•Since January 2020, serves as Chief Information, Data and Digital Officer at Ally Financial, Inc.
•From 2017 to 2020, served as Chief Digital & Information Officer and Chief Technology Officer at Honeywell Aerospace
•From 2007 to 2017, served as CIO - Enterprise Digital at American Express
•From 1999 to 2006, served as Enterprise Software Architect at United Airlines

Sathish Muthukrishnan

EDUCATION

Age: 51	•Engineering (Computer Science), University of Madras

Director Since: June 2023 (Independent)
OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

•Board Member, Road to Hire •Board Member, MMA Chief Digital Officers Board •Advisory Board Member, WIT International

Committees: •Technology and Cyber Risk (Chair)

EXPERIENCE

•From 2020 to 2023, served as Head of Investments, New Product Experimentation at Meta (previously Facebook)
•From 2018 to 2020, served as Head of Treasury for Facebook's blockchain initiative
•From 2011 to 2018, served as Global Head of Treasury for Facebook

Sunita Parasuraman
EDUCATION

•M.B.A. in Finance, University of California, Berkeley •Master in Engineering, University of Pennsylvania •BS in Engineering, Indian Institute of Technology, Bombay

Age: 52

Director Since: January 2022 (Independent)

OTHER PUBLIC COMPANY BOARDS

Committees: •Audit •Technology and Cyber Risk
•Board Member and Audit Committee Chair, IREN Limited

OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

•Board Member, Chair of the Nomination and Governance Committee and Member of the Finance Committee of the IIT Bombay Heritage Foundation •Board Member, Sri Ramana Maharshi Heritage

8	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1

EXPERIENCE

•Since September 2024, serves as Accenture Luminary, Senior Client Advisor
•From March 2014 to 2024, served as Chief Leadership and Human Resources Officer for Accenture
•From 2004 to 2014, served in Chief Human Resources and Global Human Resources roles with Accenture

Ellyn Shook
EDUCATION

•BS in Restaurant, Hotel, and Institutional Management, Purdue University

Age: 61

OTHER PUBLIC COMPANY BOARDS

Director Since: January 2022 (Independent)

•Board Member and Chair of the Compensation and Talent Committee, Sandisk Corporation

Committees: •Compensation (Chair) •Nominating and Corporate Governance

OTHER PROFESSIONAL AND CHARITABLE AFFILIATIONS

•Executive Committee Member, Professional Roundtable of CHROs •Board Member, National Academy of HR

2025 Proxy Statement	9

PROPOSAL NO. 1	TABLE OF CONTENTS
Board Qualifications, Skills and Expertise
Our Board members bring strong and varied skills and experiences in areas of importance to our Company and its future. The Skills Chart below reflects areas of primary expertise as well as those of deep experience and skill for each director.

Skills, Experience and Diversity	L. Baldwin	T. Baldwin	J. Cohen	J. Kadow	B. Matas	S. Muthukrishnan	S. Parasuraman	E. Shook	C. Sullivan	M. Williams

Accounting / Financial /Auditing Expert (Public Accounting / Finance Exec)			£	●	£	●	£
Capital Allocation and Investment	●	£	£		£		●		£
Crisis Management / Disaster Recovery				●		£		£	●	£
Cybersecurity / Privacy / Technology						£	£
Global Operations Experience						●	●	£	●	£
Government Relations / Public Policy				£					●	●
Human Resources / Human Capital Management	●	●		●	●			£	£	●
Insurance / Risk Industry Knowledge	£	£	£	●		●	£
Innovation	£	●				£	£	£	●	●
Integrated Reporting / ESG / Legal / Compliance				£
Marketing / Public Relations	●		●	£					●	●
Mergers & Acquisitions		●	●	●	£		●	●	£	●
Public Company Leadership and Governance	●	£		£	£	£	●	●	£	£
Sales and Consumer Marketing	£	£	●						●	£
Start-up / Entrepreneur	£	●							●
● = Denotes experience/skill in this area £ = Denotes one of the Director’s top four areas of expertise

30% Gender Diversity	30% Racial Diversity	60 yrs Average Age of our Directors	8/10 Directors are Independent

10	2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL NO. 1
Board Selection
Pursuant to our Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), our Board of Directors is divided into three classes of directors who serve staggered three-year terms, with each class as equal in number as possible. Each director holds a term ending on the third annual meeting of shareholders following the annual meeting at which the director was elected. Our Board currently consists of ten members, each of whom has deep knowledge of the Company.
The Class III directors whose terms expire at the Annual Meeting are Joseph Kadow, Chris Sullivan and Myron Williams. At the Annual Meeting, the Board of Directors is recommending that the shareholders elect Joseph Kadow, Chris Sullivan and Myron Williams to serve as Class III directors for a term ending at the annual meeting of shareholders to be held in 2028.
The other classes of our directors are as follows:
•The Class I directors are Lowry Baldwin, Sathish Muthukrishnan, Sunita Parasuraman and Ellyn Shook, whose terms expire at the annual meeting of shareholders to be held in 2026; and
•The Class II directors are Trevor Baldwin, Jay Cohen and Barbara Matas, whose terms expire at the annual meeting of shareholders to be held in 2027.
Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board of Directors may be filled at any time by a majority vote of the remaining directors. Subject to obtaining any required shareholder votes, directors may only be removed for cause and by the affirmative vote of holders of 75% of the total voting power of our outstanding shares of common stock, voting together as a single class.
We are a party to a stockholders agreement entered into in connection with our initial public offering (the "2019 Stockholders Agreement"). Pursuant to the terms of the 2019 Stockholders Agreement, so long as the owners of LLC units of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC) (“Baldwin Holdings”) prior to our initial public offering (the “Pre-IPO LLC Members”) and their permitted transferees (collectively, the “Holders”) beneficially own at least 10% of the aggregate number of outstanding shares of our common stock (the “Substantial Ownership Requirement”), the Holders may designate a majority of the nominees for election to our Board of Directors, including the nominee for election to serve as our Board Chair. The Holders have not utilized this right of nomination in connection with this Annual Meeting. We also entered into a consent and defense agreement (the "Consent Agreement") with regard to the 2019 Stockholders Agreement. Subsequent to the execution of the Consent Agreement, we and certain of the parties to the 2019 Stockholders Agreement entered into a new stockholders agreement (the “2024 Stockholders Agreement”). Refer to “Transactions with Related Persons”—“Stockholders Agreement” for more information regarding the 2019 Stockholders Agreement the Consent Agreement and the 2024 Stockholders Agreement.
Board Diversity
The table below provides certain highlights of the composition of our Board of Directors and our nominees as proposed.

Board Diversity Matrix

Total Number of Directors 10

Part I: Gender Identity	Female	Male
Director	3	7
Part II: Demographic Background
African American or Black	0	1
Asian	1	1
White	2	4
Did Not Disclose Demographic Background	1

2025 Proxy Statement	11

Corporate Governance
Board Organization and Board Leadership Structure
In accordance with our Certificate of Incorporation and Second Amended and Restated By-Laws, as amended (the "By-Laws"), the number of directors on our Board of Directors is determined from time to time by the Board of Directors but may not be less than three persons nor more than 13 persons.
Our Board Chair, Lowry Baldwin, is one of our founding members and is a non-independent, employee director. We also have a lead independent director, Chris Sullivan. The lead independent director's responsibilities include, among others, calling meetings of the independent directors, presiding over executive sessions of the independent directors, participating in the formulation of Board and committee agendas and, if requested by shareholders, ensuring that he is available, when appropriate, for consultation and direct communication. Our Board of Directors currently consists of ten directors, eight of whom—Jay Cohen, Joseph Kadow, Barbara Matas, Sathish Muthukrishnan, Sunita Parasuraman, Ellyn Shook, Chris Sullivan and Myron Williams—the Board determined qualify as independent directors under Nasdaq’s corporate governance standards and applicable Securities and Exchange Commission (“SEC”) rules.
The independent members of our Board of Directors meet in executive session quarterly. We also have fully independent Audit, Compensation, Nominating and Corporate Governance, and Technology and Cyber Risk Committees along with governance practices that promote independent leadership and oversight.
Our Board of Directors believes that our current structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board of Directors will continue to periodically review its leadership structure and will modify it as it deems appropriate. In making recommendations to the Company’s Board of nominees to serve as directors, the Nominating and Corporate Governance Committee examines each director nominee on a case-by-case basis regardless of who recommended the nominee and takes into account all factors it considers appropriate, including independence, financial literacy and financial expertise. In evaluating director nominees and recommending candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including judgment, diversity, age, skills, background and experience, independence, financial literacy and financial expertise standards that may be required under law or Nasdaq or SEC rules for Audit Committee or other Committee membership.
The Nominating and Corporate Governance Committee may consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.
The Nominating and Corporate Governance Committee will consider shareholder recommendations for director candidates. A shareholder recommendation must be submitted to the Nominating and Corporate Governance Committee, 4211 W. Boy Scout Boulevard, Suite 800, Tampa, Florida 33607, Attention: General Counsel.

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Committee Composition
Our Board of Directors has the following standing Committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Technology and Cyber Risk Committee and Executive Committee.
Our Committee composition is set forth in the table below:

	Independent Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee	Technology and Cyber Risk Committee

Lowry Baldwin *				●
Trevor Baldwin				●
Jay Cohen	■	●	●
Joseph Kadow	■				£
Barbara Matas	■	£				●
Sathish Muthukrishnan	■					£
Sunita Parasuraman	■	●				●
Ellyn Shook	■		£		●
Chris Sullivan	■		●	●	●
Myron Williams	■		●		●
■ = Independent Director £ = Committee Chairperson ● = Committee Member * = Board Chair
AUDIT COMMITTEE

Committee members currently include: •Barbara Matas (Chair) •Jay Cohen •Joseph Kadow •Sunita Parasuraman

The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002 and is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the governance standards of Nasdaq. Our Audit Committee is directly responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for colleagues to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•oversight responsibility for enterprise risk management;
•reviewing material related person transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee Charter is available on our website at ir.baldwin.com. To access the charter, go to our website, click on “Governance” and then click on “Governance Overview.”

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COMPENSATION COMMITTEE

Committee members currently include: •Ellyn Shook (Chair) •Jay Cohen •Chris Sullivan •Myron Williams

All of the members of our Compensation Committee are non-employee directors, as defined by Rule 16b-3 under the Exchange Act and meet the requirements for independence under Nasdaq’s governance standards. Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers, and approving the disclosure of such compensation in public filings;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;
•reviewing our overall compensation philosophy; and
•reviewing and discussing with management the Company’s human capital management practices and policies, including diversity, equity, and inclusion initiatives.
The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems appropriate and in our best interests. The Compensation Committee has delegated to Trevor Baldwin, our Chief Executive Officer, within certain parameters, the authority to make grants and awards of stock rights or options to any of our non-Section 16 officers under certain of our incentive-compensation or other equity-based plans.
In addition, the Compensation Committee may delegate to our Chief Executive Officer the authority to establish individual performance objectives applicable to any colleague (other than himself) under our annual bonus program as in effect from time to time (to the extent that individual performance objectives apply to such colleague for the relevant year, as determined by the Compensation Committee).
Our Compensation Committee Charter is available on our website at ir.baldwin.com. To access the charter, go to our website, click on “Governance” and then click on “Governance Overview.”
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee members currently include: •Joseph Kadow (Chair) •Ellyn Shook •Chris Sullivan •Myron Williams

All of the members of our Nominating and Corporate Governance Committee are non-employee directors, as defined by Rule 16b-3 under the Exchange Act, and meet the requirements for independence under Nasdaq’s governance standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•reviewing and evaluating the size, composition (including its diversity), function and duties of the Board consistent with its needs;
•recommending criteria for the selection of candidates to the Board and its Committees, and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by shareholders;
•overseeing searches for and identifying qualified individuals for membership on the Board;
•making director recommendations to the Board;
•assessing the performance of directors and periodically reviewing the composition of the Board and its Committees;
•leading the Board in a self-evaluation process and reporting to the full Board on such process;
•developing and recommending changes to the Board regarding the Company’s Code of Business Conduct and Ethics and reviewing, at least annually, the adequacy of, and compliance with, such Code; and
•reviewing the Company’s actions in furtherance of its corporate social responsibility, including considering the impact of Company procedures and processes on colleagues, citizens and communities.

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Our Nominating and Corporate Governance Committee Charter is available on our website at ir.baldwin.com. To access the charter, go to our website, click on “Governance” and then click on “Governance Overview.”
TECHNOLOGY AND CYBER RISK COMMITTEE

Committee members currently include: •Sathish Muthukrishnan (Chair) •Barbara Matas •Sunita Parasuraman

The Technology and Cyber Risk Committee is tasked with a broad range of responsibilities critical to the safeguarding and strategic management of the Company's technological and cybersecurity posture. The Committee's duties encompass:
•evaluating cybersecurity threats, assessing the effectiveness of security controls, and ensuring robust policies and procedures are in place to mitigate risks;
•overseeing the management of internal and external risks associated with information technology systems and processes;
•overseeing the Company's data responsibility strategy and program, which includes ensuring compliance with relevant regulations and standards;
•reviewing the adequacy of cybersecurity insurance coverage to ensure it meets the Company's needs;
•overseeing the execution of digital and other technology strategies, including the implementation of significant technology investments;
•examining controls, policies and guidelines designed to prevent, detect and respond to cyberattacks, data breaches and unplanned outages;
•working in conjunction with the Audit Committee to enhance visibility into the enterprise risk management framework and personnel; and
•reviewing the processes and controls for making required or voluntary disclosures relating to cybersecurity and data responsibility matters.
Our Technology and Cyber Risk Committee operates under the authority granted by the Board of Directors, with the mandate to engage outside counsel, cybersecurity advisors, or consultants as deemed necessary to fulfill its responsibilities. Our Technology and Cyber Risk Committee is expected to meet regularly, at least four times per year, to ensure ongoing vigilance and adaptability in the face of evolving technology and cybersecurity landscapes. This expectation reflects our commitment to maintaining a proactive and comprehensive approach to managing technology and cybersecurity risks, ensuring the protection of the Company's digital assets, and supporting the strategic use of technology to achieve business objectives. Our Technology and Cyber Risk Committee Charter is available on our website at ir.baldwin.com. To access the charter, go to our website, click on “Governance” and then click on “Governance Overview.”
EXECUTIVE COMMITTEE

Committee members currently include: •Lowry Baldwin •Trevor Baldwin •Chris Sullivan

Our Executive Committee is responsible for, among other things, assisting our Board of Directors in handling matters that need to be addressed before the next scheduled meeting of the Board of Directors.
Our Executive Committee Charter is available on our website at ir.baldwin.com. To access the charter, go to our website, click on “Governance” and then click on “Governance Overview.”

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Communicating with the Board
Our Board of Directors understands that the caliber of its deliberations and decisions depends in part on the quality of the information it obtains. The Board, therefore, seeks input and values information from an array of stakeholders. Our Board particularly values input from its shareholders, as they have a financial stake in the Company’s success, as well as important perspectives, data, and information. To facilitate this open dialogue, the Board has created several avenues of communication and participation. These include:
•participation at our Annual Meeting;
•use of our whistleblowing hotline and other reporting mechanisms;
•participation in corporate events at which directors are present; and
•individual engagement meetings as appropriate.
In addition, should you desire to communicate directly with the Board, you may send written communications to our dedicated Board e-mail address at shareholdercommunications@baldwin.com or by mail at the following address:
    Attention: General Counsel
    4211 W. Boy Scout Boulevard, Suite 800
    Tampa, Florida 33607
The General Counsel will forward, as appropriate, shareholder communications to relevant members of the Board. The General Counsel, however, reserves the right to not forward to the Board any abusive, threatening, or otherwise inappropriate materials.
Director Compensation
The Compensation Committee, based in part on the advice of its independent compensation consultant, periodically reviews the annual retainer paid to non-employee directors and approves adjustments, as appropriate. For 2024, the Compensation Committee approved the following compensation for our non-employee directors, which remained unchanged from levels most recently approved in 2021:

Compensation Structure for Directors(1)	Amount ($)

Annual Board Retainer
Cash	75,000
Stock(2)	75,000
Annual Audit Committee Chair Retainer	20,000
Annual Compensation Committee Chair Retainer	15,000
Annual Nominating and Corporate Governance Committee Chair Retainer	10,000
Annual Technology and Cyber Risk Committee Chair Retainer	15,000
1.Cash retainers are paid in quarterly installments.
2.Granted as Class A common stock in quarterly installments. The number of shares is determined based on the closing price per share of Class A common stock on the last trading day before the beginning of the applicable fiscal quarter, rounded up to the nearest whole share.
Members of our Board of Directors are also eligible for reimbursement for reasonable travel and other out-of-pocket expenses for meeting attendance. Directors do not receive per-meeting fees, either for Board meetings or Committee meetings. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites.

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The table below summarizes the compensation of all of our non-employee directors and our Board Chair for fiscal year 2024. We do not provide directors who are colleagues with additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

Lowry Baldwin(2)	—	—	793,830	793,830
Jay Cohen	75,000	78,474	—	153,474
Joseph Kadow	85,000	78,474	—	163,474
Barbara Matas	95,000	78,474	—	173,474
Sathish Muthukrishnan	90,000	78,474	—	168,474
Sunita Parasuraman	75,000	78,474	—	153,474
Ellyn Shook	90,000	78,474	—	168,474
Chris Sullivan	75,000	78,474	—	153,474
Myron Williams	75,000	78,474	—	153,474
1.The amounts shown represent the grant date fair value of these awards as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation (“ASC Topic 718”). For a discussion of valuation assumptions used to determine the grant date fair value of these awards, see Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2024 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2025. Stock awards were issued as 2,463 fully vested shares of Class A common stock for each of Mr. Cohen, Mr. Kadow, Ms. Matas, Mr. Muthukrishnan, Ms. Parasuraman, Ms. Shook, Mr. Sullivan and Mr. Williams.
2.All other compensation paid to Mr. Baldwin in 2024 represents (i) salary of $125,000 unrelated to Board service and (ii) risk advisor commissions of $668,830.
Director Compensation Updates for 2025
In November 2024, the Compensation Committee reviewed director compensation for 2025, including consideration of the compensation practices of the boards of relevant peer companies and the general market, as well as a study by its independent consultant, which was prepared at the request of the Compensation Committee. After review, the Compensation Committee approved total compensation for our non-employee directors to be increased to align with median compensation for our peer group. Prior to the changes taking effect for 2025, the last time director compensation was adjusted was 2021.

Compensation Structure for Directors(1)	Amount ($)

Annual Board Retainer
Cash	105,000
Stock(2)	105,000
Lead Independent Director Retainer	25,000
Annual Audit Committee Chair Retainer	20,000
Annual Compensation Committee Chair Retainer	15,000
Annual Nominating and Corporate Governance Committee Chair Retainer	15,000
Annual Technology and Cyber Risk Committee Chair Retainer	15,000
1.Cash retainers are paid in quarterly installments.
2.Granted as Class A common stock in quarterly installments. The number of shares is determined based on the closing price per share of Class A common stock on the last trading day before the beginning of the applicable fiscal quarter, rounded up to the nearest whole share.

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Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, environmental, social, cybersecurity, legal and compliance, and reputational risks, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, environmental, social, legal and compliance, cybersecurity, and financial risks, while our Board of Directors, as a whole and assisted by its Committees, has the responsibility for oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our Company is exposed, as well as foster a corporate culture of integrity. Consistent with this approach, our Board of Directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular Board meeting. Our Board of Directors also receives regular reports on all significant Committee activities at each regular Board meeting and evaluates the risks inherent in significant transactions.
In addition, our Board of Directors has tasked designated standing Committees with oversight of certain categories of risk management. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk assessment and risk management, including the Company’s policies and practices pertaining to financial accounting, investment, and tax matters, and discusses with management the Company’s major financial risk exposures. Our Compensation Committee reviews and assesses risks arising from the Company’s compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. Our Technology and Cyber Risk Committee oversees risks relating to cybersecurity, data and other technology-related matters. Our Executive Committee assists our Board in handling matters which, in the opinion of the Board Chair, should not be postponed until the next scheduled meeting of the Board.
Our Board of Directors believes its current leadership structure supports the risk oversight function of the Board of Directors. In particular, our Board of Directors believes that our lead independent director and the majority of independent directors provide a well-functioning and effective balance to the members of executive management and our Board of Directors.
Board of Directors and Committee Meetings and Attendance
Our Board of Directors and Committees had the following number of meetings and attendance in 2024:

Board or Committee(1)	Number of Meetings Held (#)	Average Meeting Attendance (%)

Board of Directors	13	95%
Audit Committee	4	100%
Compensation Committee	5	100%
Nominating and Corporate Governance Committee	4	100%
Technology and Cyber Committee	4	92%
1.No Executive Committee meetings were held during 2024.
Our Board holds executive sessions consisting of our independent directors quarterly during our regularly-scheduled Board meetings. The independent directors may also meet without management present at other times as requested by any independent director. Our lead independent director serves as Chair at the executive sessions. Average attendance of our directors at Board and Committee meetings was 97%. We encourage all of our directors and director nominees to attend our annual meeting of shareholders. Attendance of our directors at our 2024 Annual Meeting of Shareholders was 90%.

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Shareholder Engagement
We are committed to maintaining open and transparent communication with our shareholders and strive to build a long-term oriented investor base. We regularly meet with investors, prospective investors and investment analysts on a broad range of topics, including our business and capital allocation strategy, operating model, financial performance and investments in technology and talent. We routinely engage with shareholders after each quarterly earnings call and material news announcement, as well as in connection with conferences and other investor events and on an ad-hoc basis. We view these conversations, which typically include our Chief Financial Officer, and may also include our Chief Executive Officer and/or the leaders of our operating groups, as opportunities for us to receive and discuss valuable insights into our shareholders’ priorities and perspectives throughout the year. We also engage with shareholders on corporate governance matters and have implemented various enhancements to our corporate governance practices and disclosures based on feedback from investors. Overall, we believe that engaging with our shareholders in a proactive and transparent manner is crucial to our success. By listening to their feedback and incorporating their insights into our decision-making processes, we are better positioned to create long-term value for our shareholders and drive sustainable growth for our business.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all our colleagues, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code is available on our website at ir.baldwin.com. To access the Code, go to our website, click on “Governance” and then click on “Governance Overview.” Any waiver of the Code for directors or executive officers may be made only by our Board of Directors or a Board Committee to which the Board has delegated that authority and will be promptly disclosed to our shareholders as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. Amendments to the Code must be approved by our Board of Directors and will be promptly disclosed in accordance with applicable U.S. federal securities laws (other than technical, administrative or non-substantive changes). Any amendments to the Code, or any waivers of its requirements for which disclosure is required, will be disclosed on our website.
Policy Concerning Trading in Company Securities
We have adopted a Statement of Policy Concerning Trading in Company Securities (the “Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and colleagues, or by the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. These standards are designed to avoid even the appearance of impropriety regarding transactions involving the Company’s securities. Our officers, directors and certain other colleagues are subject to pre-approval requirements and other limitations on their ability to enter into transactions involving the Company’s securities. The Trading Policy is available on our website at ir.baldwin.com. To access the Trading Policy, go to our website, click on “Governance” and then click on “Governance Overview.”
Stock Ownership Guidelines
Pursuant to our Stock Ownership Guidelines, our non-employee directors, executive officers and certain other senior executives (“Covered Individuals”) will in the future be expected to maintain a minimum ownership interest in Baldwin These guidelines embody our Compensation Committee’s belief that our directors and most senior executives should maintain a significant personal stake in Baldwin to align the financial interests of such Covered Individuals with our shareholders' interests, which reduces the incentive for excessive short-term risk taking. Under the guidelines, each Covered Individual is expected to meet the following ownership goal within five years of February 24, 2022 or within five years of first election or appointment as a Covered Individual, whichever is later:

Category of Covered Individual	Ownership Goal(1)

Non-Employee Director	5x Annual Board Cash Retainer (excluding any amount related to Board committee or Board leadership position)
Chief Executive Officer	5x Annual Base Salary
All Other Executive Officers and Covered Individuals	3x Annual Base Salary
1.If a Covered Individual becomes subject to an increased ownership goal due to a promotion or an increase in his or her base salary, such Covered Individual shall remain subject to his or her original Ownership Goal and also be expected to meet the increased ownership goal within five years from the effective date of the promotion or base salary increase.

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The shares that have been issued (or are currently expected to be issued) that are taken into account in determining whether the Covered Individual has satisfied the ownership goal includes fully-vested outstanding Class A and Class B shares (for purposes of this paragraph, “Shares”) of which the covered individual is deemed to be the beneficial owner and the following: (i) unvested time-based restricted Shares and Shares subject to unvested or vested (but unsettled) time-based restricted stock unit awards; and (ii) Shares to be issued upon the settlement of vested, but not yet settled, performance-based awards (including performance-based restricted stock unit awards, or PSUs), in each case, based on the actual attainment of performance conditions pursuant to the terms of such performance-based awards. However, the following shares that have been issued (or are currently expected to be issued) will not count toward satisfaction of the ownership goal: (i) Shares to be issued upon the settlement of performance-based awards (including PSUs) that are unvested or for which the performance conditions have not been satisfied pursuant to the terms of performance-based awards; and (ii) Shares subject to pledges or security interests. Our Stock Ownership Guidelines are available on our website at ir.baldwin.com. To access, go to our website, click on “Governance” and then click on “Governance Overview.”
Clawback Policy
Accountability is a fundamental value of Baldwin. To reinforce this value through our executive compensation program, our current and former executive officers and certain other senior executives are subject to our Clawback Policy, which requires the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement due to the Company's noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Company's Clawback Policy is compliant with Nasdaq Listing Standard 5608. Our Clawback Policy is available on our website at ir.baldwin.com. To access, go to our website, click on “Governance” and then click on “Governance Overview.”
Policies and Practices for Granting Certain Equity Awards
Because the Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program, we do not have a formal policy for granting these equity awards. Equity awards are granted to our NEOs using the same pricing methodology used for comparable awards granted to our broader colleague population. The Company does not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
Hedging Policy
Colleagues and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities that have been granted as compensation or are otherwise held, directly or indirectly, by such colleagues or directors.
Indemnification of Officers and Directors
Our Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”). We have established directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
Our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability relating to any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by the DGCL, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

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Transactions with Related Persons
We describe below certain transactions or series of transactions, since the beginning of our last fiscal year or currently proposed, to which we were or will be a participant and in which:
•the amount or amounts involved exceed or will exceed $120,000; and
•any of our directors, director nominees or executive officers (in each case, including their immediate family members) or beneficial holders of more than 5% of any class of our voting securities (including their immediate family members as relevant) had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a participant other than compensation arrangements, which are described where required under “Executive Officers" and "Compensation Discussion and Analysis."
Third Amended and Restated Limited Liability Company Agreement of Baldwin Holdings
On October 7, 2019, Baldwin, Baldwin Holdings and the Pre-IPO LLC Members, which includes Lowry Baldwin, our Board Chair, BIGH, an entity controlled by Lowry Baldwin, Trevor Baldwin, our Chief Executive Officer, Daniel Galbraith, President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations, Bradford Hale, our Chief Financial Officer, and The Villages Invesco, LLC, one of our greater than 5% beneficial owners, entered into the Third Amended and Restated Limited Liability Company Agreement of Baldwin Holdings, as amended (the “Amended LLC Agreement”). We operate our business through Baldwin Holdings in accordance with the terms of the Amended LLC Agreement. Pursuant to the terms of the Amended LLC Agreement, so long as each of the owners of Baldwin Holdings’ outstanding equity interests (“Baldwin Holdings' LLC Members”) continue to own any membership interests of Baldwin Holdings (“LLC Units”) or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Baldwin Holdings or own any assets other than securities of Baldwin Holdings and/or any cash or other property or assets distributed by or otherwise received from Baldwin Holdings, unless we determine in good faith that such actions or ownership are in the best interest of Baldwin Holdings.
As the sole managing member of Baldwin Holdings, we have control over all of the affairs and decision making of Baldwin Holdings. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Baldwin Holdings and the day-to-day management of Baldwin Holdings’ business. We will fund any dividends to our shareholders by causing Baldwin Holdings to make distributions to Baldwin Holdings’ LLC Members and us, subject to the limitations imposed by our debt agreements.
The holders of LLC Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Baldwin Holdings. Net profits and net losses of Baldwin Holdings will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The Amended LLC Agreement provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect to the taxable income of Baldwin Holdings that is allocated to them. Generally, these tax distributions will be computed based on Baldwin Holdings’ estimate of the net taxable income of Baldwin Holdings allocable to each holder of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate for an individual or corporation that is a resident in the State of Florida (taking into account the non-deductibility of certain expenses and the character of our income).
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Baldwin Holdings and Baldwin Holdings shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units (upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such holder of LLC Units in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Baldwin Holdings will not issue an additional LLC Unit to us)). Similarly, except as otherwise determined by us, (i) Baldwin Holdings will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Baldwin Holdings issue any additional LLC Units to Baldwin Holdings’ LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such Baldwin Holdings LLC Members or any other person. Conversely, if at any time any shares of our Class A common stock are redeemed, purchased or otherwise acquired, Baldwin Holdings will

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TRANSACTIONS WITH RELATED PERSONS	TABLE OF CONTENTS
redeem, purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are redeemed, purchased or otherwise acquired. In addition, Baldwin Holdings will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right to require Baldwin Holdings to redeem all or a portion of their LLC Units for, at our election, newly-issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). If we decide to make a cash payment, the holder of an LLC Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Baldwin Holdings for cancellation. The Amended LLC Agreement requires that we contribute cash or shares of our Class A common stock to Baldwin Holdings in exchange for an amount of newly-issued LLC Units in Baldwin Holdings that will be issued to us equal to the number of LLC Units redeemed from the holders of LLC Units. Baldwin Holdings will then distribute the cash or shares of our Class A common stock to such holder of an LLC Unit to complete the redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we or our wholly owned subsidiaries own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request of a holder of an LLC Unit, redeem or exchange LLC Units of such holder of an LLC Unit pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our shareholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, the holders of LLC Units will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
Subject to certain exceptions, Baldwin Holdings will indemnify all of its members and their officers and other related persons, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Baldwin Holdings’ business or affairs or the Amended LLC Agreement or any related document.
Baldwin Holdings may be dissolved upon (i) the determination by us to dissolve Baldwin Holdings or (ii) any other event which would cause the dissolution of Baldwin Holdings under the Delaware Limited Liability Company Act, unless Baldwin Holdings is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Baldwin Holdings will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Baldwin Holdings’ liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.
Tax Receivable Agreement
On October 28, 2019, we entered into the Tax Receivable Agreement with Baldwin Holdings’ LLC Members, which includes Lowry Baldwin, our Board Chair, BIGH, an entity controlled by Lowry Baldwin, Trevor Baldwin, our Chief Executive Officer, Daniel Galbraith, President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations, Bradford Hale, our Chief Financial Officer, and The Villages Invesco, LLC, one of our greater than 5% beneficial owners, that provides for the payment by us to Baldwin Holdings’ LLC Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Baldwin Holdings’ assets resulting from (a) previous acquisitions by Baldwin of LLC Units from Baldwin Holdings’ LLC Members, (b) the acquisition of LLC Units from Baldwin Holdings’ LLC Members using the net proceeds from any future offering, (c) redemptions or exchanges by Baldwin Holdings’ LLC Members of LLC Units and

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TABLE OF CONTENTS	TRANSACTIONS WITH RELATED PERSONS
the corresponding number of shares of Class B common stock for shares of our Class A common stock or cash or (d) payments under the Tax Receivable Agreement, and (ii) tax benefits related to imputed interest resulting from payments made under the Tax Receivable Agreement.
This payment obligation is an obligation of Baldwin and not of Baldwin Holdings. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of Baldwin (calculated with certain assumptions) to the amount of such taxes that Baldwin would have been required to pay had there been no increase to the tax basis of the assets of Baldwin Holdings as a result of the redemptions or exchanges and had Baldwin not entered into the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. While the actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of redemptions or exchanges, the price of shares of our Class A common stock at the time of the redemption or exchange, the extent to which such redemptions or exchanges are taxable, the amount and timing of our income, the tax rates then applicable and the portion of our payments under the Tax Receivable Agreement constituting imputed interest. We account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future redemptions or exchanges as follows:
•we record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the redemption or exchange;
•to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we reduce the deferred tax asset with a valuation allowance; and
•we record 85% of the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement and the remaining 15% of the estimated realizable tax benefit as an increase to additional paid-in capital.
Payments under the Tax Receivable Agreement are not conditioned on Baldwin Holdings’ LLC Members’ continued ownership of us.
In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the Tax Receivable Agreement, Baldwin Holdings’ LLC Members will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to Baldwin Holdings’ LLC Members will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after our determination of such excess. As a result, in such circumstances we could make payments to Baldwin Holdings’ LLC Members under the Tax Receivable Agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreement. As a result, upon a change of control, we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.
This provision of the Tax Receivable Agreement may result in situations where Baldwin Holdings’ LLC Members have interests that differ from or are in addition to those of our other shareholders. In addition, we could be required to make payments under the Tax Receivable Agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of Baldwin Holdings to make distributions to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.
Our obligations under the Tax Receivable Agreement will also apply with respect to any person who is issued LLC Units in the future and who becomes a party to the Tax Receivable Agreement.

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TRANSACTIONS WITH RELATED PERSONS	TABLE OF CONTENTS
Registration Rights Agreement
On October 28, 2019, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Pre-IPO LLC Members.
At any time, subject to several exceptions, including underwriter cutbacks and our right to defer a demand registration under certain circumstances, the Pre-IPO LLC Members may require that we register for public resale under the Securities Act of 1933, as amended (the “Securities Act”), all shares of Class A common stock constituting registrable securities that they request be registered at any time following our initial public offering so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of at least $25 million. In addition, the Pre-IPO LLC Members have the right to require us to register the sale of the registrable securities held by them on Form S-3 under the Securities Act, subject to offering size and other restrictions. If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder (excluding any registration related to an employee benefit plan or a corporate reorganization or other Rule 145 transaction), the Pre-IPO LLC Members are entitled to notice of such registration and to request that we include registrable securities for resale on such registration statement, and we are required, subject to certain exceptions, to include such registrable securities in such registration statement.
We have undertaken in the Registration Rights Agreement to use our reasonable best efforts to maintain a shelf registration statement on Form S-3 to permit the resale of the shares of Class A common stock held by the Pre-IPO LLC Members.
In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling shareholders and we will bear all fees, costs and expenses (except underwriting discounts and spreads).
Stockholders Agreements
On October 28, 2019, we entered into the 2019 Stockholders Agreement with each of the Pre-IPO LLC Members, pursuant to which, so long as the Substantial Ownership Requirement is met, the Holders have approval rights over certain transactions and actions taken by us and Baldwin Holdings, including, a merger, consolidation or sale of all or substantially all of the assets of Baldwin Holdings and its subsidiaries; any dissolution, liquidation or reorganization (including filing for bankruptcy) of Baldwin Holdings and its subsidiaries or any acquisition or disposition of any asset for consideration in excess of 5% of our and our subsidiaries' total assets on a consolidated basis; the incurrence, guarantee, assumption or refinancing of indebtedness, or grant of a security interest, in excess of 10% of total assets (or that would cause aggregate indebtedness or guarantees thereof to exceed 10% of total assets); the issuance of certain additional equity interests of the Company, Baldwin Holdings or any of their subsidiaries in an amount exceeding $10 million (other than pursuant to an equity incentive plan that has been approved by our Board of Directors); the establishment or amendment of any equity, purchase or bonus plan for the benefit of employees, consultants, officers or directors; any capital or other expenditure in excess of 5% of total assets; the declaration or payment of dividends on Class A common stock or distributions by Baldwin Holdings on LLC Units other than tax distributions as defined in the Amended LLC Agreement; changing the number of directors on our Board of Directors; hiring, termination or replacement of, establishment of compensation (including benefits) payable to, or making other significant decisions involving, our or Baldwin Holdings' senior management and key employees, including our Chief Executive Officer, including entry into or modification of employment agreements, adopting or modifying plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits under any existing plans; changing our or Baldwin Holdings’ jurisdiction of incorporation; changing the location of our or Baldwin Holdings’ headquarters; changing our or Baldwin Holdings’ name; changing our or Baldwin Holdings’ fiscal year; changing our public accounting firm; amendments to our or Baldwin Holdings’ governing documents; and adopting a shareholder rights plan. Furthermore, the 2019 Stockholders Agreement provides that, for so long as the Substantial Ownership Requirement is met, the Holders may designate the nominees for a majority of the members of our Board of Directors, including the Board Chair.
Notwithstanding the rights afforded to the Holders under the 2019 Stockholders Agreement, BIGH, LLC (“BIGH”), an entity controlled by Lowry Baldwin, our Board Chair and the Holder of a majority of the shares of our Class B common stock held by all of the Holders (the “Majority Holder”), and the Company have entered into the Consent Agreement pursuant to which the Majority Holder has irrevocably consented to and approved, on behalf of itself and the other Holders, certain transactions and actions taken by the Company and Baldwin Holdings (each, a “Specified Matter”) that the Independent Committee (as defined below) determines in good faith are in the best interests of the Company and its stockholders in their capacity as such, in satisfaction of the approval rights with respect to such Specific Matter. Further, the Majority Holder irrevocably agreed, on behalf of itself and the other Holders, not to designate any nominee for election to service on our Board if the Independent Committee determines in good faith that action by the Board in

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TABLE OF CONTENTS	TRANSACTIONS WITH RELATED PERSONS
furtherance of the nomination of such person to the Board would not be in the best interests of our Company and our stockholders in their capacity as such.
In connection with the Consent Agreement, our Board, with the consent of the Majority Holder under the 2019 Stockholders Agreement, has amended our By-Laws to, among other things:
•create a committee of the Board, composed of all directors then in office who the Board determines both (i) qualify as an independent director under the corporate governance standards of Nasdaq and (ii) have no relationship with the Company or any Holder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (such committee, the “Independent Committee”); and
•empower the Independent Committee, acting unanimously, to make any and all determinations contemplated or required by the Consent Agreement subject to any additional power and authority as may be delegated to the Independent Committee by our board of directors from time to time.
Our By-laws also include a provision, which is effective only following a final, nonappealable judgment in the class action lawsuit (the “Lawsuit”) brought on February 8, 2023 by Ruby Wagner, a putative Class A stockholder of the Company, on behalf of herself and other similarly situated stockholders in the Delaware Court of Chancery against the Company seeking declaratory judgment that certain provisions of the 2019 Stockholders Agreement are invalid and unenforceable as a matter of Delaware law (other than a judgment that the 2019 Stockholders Agreement is valid under DGCL) until the Substantial Ownership Requirement is no longer met, which would require the approval of the holders who are party to the 2024 Stockholders Agreement holding a majority of the shares of Class B common stock to hire, terminate or replace, or making any other significant decisions relating to the powers and duties of, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Partnership Officer or any other member of senior management.
Subsequent to the execution of the Consent Agreement, the parties to the 2019 Stockholders Agreement entered into the 2024 Stockholders Agreement on October 30, 2024 in response to the Lawsuit. The 2024 Stockholders Agreement will go into effect if the final, nonappealable adjudication of the Lawsuit does not hold that the 2019 Stockholders Agreement is valid pursuant to its terms. Once the operative provisions of the 2024 Stockholders Agreement are in effect and for so long as the Substantial Ownership Requirement (as defined in the 2024 Stockholders Agreement) is met, the Holders will have essentially the same rights contemplated by the 2019 Stockholders Agreement, including approval rights over certain specified matters relating to us or Baldwin Holdings that must be satisfied prior to the occurrence of such specified matters, including: a merger, consolidation or sale of all or substantially all of the assets of Baldwin Holdings and its subsidiaries; any dissolution, liquidation or reorganization (including filing for bankruptcy) of Baldwin Holdings and its subsidiaries or any acquisition or disposition of any asset for consideration in excess of 5% of our and our subsidiaries’ total assets on a consolidated basis; the incurrence, guarantee, assumption or refinancing of indebtedness, or grant of a security interest, in excess of 10% of total assets (or that would cause aggregate indebtedness or guarantees thereof to exceed 10% of total assets); the issuance of certain additional equity interests of the Company, Baldwin Holdings or any of their subsidiaries for consideration in an amount exceeding $10 million (other than pursuant to an equity incentive plan that has been approved by our board of directors); the establishment or amendment of any equity, purchase or bonus plan for the benefit of employees, consultants, officers or directors; any capital or other expenditure in excess of 5% of total assets; the declaration or payment of dividends on Class A common stock or distributions by Baldwin Holdings on LLC Units other than tax distributions as defined in the Amended LLC Agreement; changing the number of directors on our board of directors (other than certain automatic changes pursuant to our Certificate of Incorporation); hiring, termination or replacement of, establishment of compensation (including benefits) payable to, or making other significant decisions relating to, our or Baldwin Holdings' senior management and key employees, including our Chief Executive Officer, including entry into or modification of employment agreements, adopting or modifying plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits under any existing plans; changing our or Baldwin Holdings’ jurisdiction of incorporation; changing the location of our or Baldwin Holdings’ headquarters; changing our or Baldwin Holdings’ name; changing our or Baldwin Holdings’ fiscal year; changing our public accounting firm; amendments to our or Baldwin Holdings’ governing documents; and adopting a shareholder rights plan. Furthermore, the 2024 Stockholders Agreement provides that, for so long as the Substantial Ownership Requirement is met, the Holders may designate the nominees for a majority of the members of our board of directors, including our Board Chair. The Independent Committee also recommended to our board of directors, and, concurrently with the entry into the 2024 Stockholders Agreement, our board of directors adopted, an amendment to our By-laws that (i) disband the Independent Committee once the operative provisions of the 2024 Stockholders Agreement are in effect and (ii) provide the Holders (as defined in the 2024 Stockholders Agreement) with approval rights over certain specified matters relating to the Company’s senior management that must be satisfied prior to the occurrence of such specified matters.

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TRANSACTIONS WITH RELATED PERSONS	TABLE OF CONTENTS
Indemnification Agreements
We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Family Relationships
Trey Baldwin and John Baldwin, brothers of Lowry Baldwin, our Board Chair, received $0.3 million and $0.4 million, respectively, from the Company in risk advisor commissions since the beginning of the fiscal year ended December 31, 2024.
Other Related Person Transactions
COMMISSIONS REVENUE
The Company serves as a broker for the Holding Company of the Villages, Inc. (“The Villages”) and certain affiliated entities. Affiliates of The Villages are the beneficial owner of more than 5% of the outstanding shares of the Company's common stock. Since the beginning of the fiscal year ended December 31, 2024, commissions revenue recorded as a result of transactions with The Villages and its affiliated entities was approximately $3.1 million.
The Company serves as a broker for an entity in which Chris Sullivan, a member of our Board of Directors, owns approximately 35%. Since the beginning of the fiscal year ended December 31, 2024, commissions revenue recorded as a result of transactions with such entity was approximately $0.2 million.
RENT EXPENSE
The Company is a party to various agreements to lease office space from wholly-owned subsidiaries of The Villages. Rent expense ranges from $3,000 to $14,000 per month, per lease. Lease agreements expire on various dates through December 2027. Since the beginning of fiscal year ended December 31, 2024, total rent expense incurred with respect to The Villages and its wholly-owned subsidiaries was $0.9 million.
Related Person Transactions Policies and Procedures
Our Related Person Transactions Policy (the “RPT Policy”) sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the RPT Policy, our Audit Committee has overall responsibility for implementation of and compliance with the RPT Policy. Our RPT Policy is available on our website at ir.baldwin.com. To access, go to our website, click on “Governance” and then click on “Governance Overview.”
For purposes of the RPT Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which a related person has or will have a direct or indirect material interest, as determined by the Audit Committee. The RPT Policy contains certain enumerated exceptions to transactions that would otherwise fall within the definition of “related person transaction,” including, among others, where the transaction involves the purchase or sale of products or services in the ordinary course and the amount does not exceed the lesser of (i) $120,000 and (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years.
The RPT Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a potential related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the RPT Policy, our Audit Committee may approve only those potential related person transactions that are in, or not inconsistent with, the Company’s best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the RPT Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The RPT Policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our shareholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

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Executive Officers
Our Board of Directors has oversight over executive management succession, which they evaluate on a consistent basis. Our executive management team comprises the following individuals as of April 7, 2025.
Executive Officer Biographies

Trevor Baldwin, age 39, has served as Chief Executive Officer of The Baldwin Group since May 2019 and has served as director since September 2019. As Chief Executive Officer, Mr. Baldwin is responsible for leading the Firm in all areas of strategy, operations and business development, finance and human resources.
Mr. Baldwin joined what is today the middle market business in 2009 as a Commercial Risk Advisor working primarily with healthcare and private equity clients. Over time he led the Firm’s Commercial Risk Management Group as Managing Director, following which he served as Baldwin's President & Chief Operating Officer. Before joining The Baldwin Group, Mr. Baldwin worked at the private equity firm HealthEdge Investment Partners, LLC.
Mr. Baldwin graduated from Florida State University with a Bachelor of Arts degree in Risk Management & Insurance.

Trevor Baldwin

Chief Executive Officer

Bradford Hale, age 44, joined The Baldwin Group as Chief Accounting Officer in May 2019 and was appointed Chief Financial Officer effective April 1, 2021. As Chief Financial Officer, Mr. Hale is responsible for leading the Firm’s treasury, finance, accounting and financial reporting functions.
From September 2014 to May 2019, Mr. Hale served as Managing Director and shareholder at CBIZ MHM, LLC, where he led the Accounting Advisory Practice through projects focused on complex accounting and SEC matters. From June 2010 to September 2014, Mr. Hale was the Director of Accounting and Risk Management for Bloomin Brands, Inc., after starting his career at Deloitte where he focused on serving insurance clients.
Mr. Hale has a Bachelor’s and Master’s degree in Accountancy from Wake Forest University and is a Certified Public Accountant in Florida. He serves as an Advisory Board member for Voices for Children and Treasurer for St. Mary’s Episcopal Day School, and volunteers on various committees at Hyde Park United Methodist Church.

Bradford Hale

Chief Financial Officer

2025 Proxy Statement	27

EXECUTIVE OFFICERS	TABLE OF CONTENTS

Daniel Galbraith, age 43, has served as President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations since January 2024. As President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations, Mr. Galbraith is responsible for our retail brokerage operations day-to-day profit and loss, operational excellence, and acceleration of best practice sharing across the organization. Mr. Galbraith previously served as Chief Operating Officer of The Baldwin Group from March 2019 through January 2024.
Mr. Galbraith began his career at Cintas Corporation and, after 11 years in operations and sales leadership roles, achieved the position of Head of Sales in the Document Management division. In May 2014, Mr. Galbraith was appointed as Executive Vice President of Sales at Shred-It and in October 2015 was the Senior Vice President of sales for Stericycle.
Mr. Galbraith graduated with a Bachelor of Arts from Cornell University, where he majored in Government with a minor in Economics.

Daniel Galbraith

President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations

Corbyn Lichon, age 33, joined The Baldwin Group as Director of Accounting in May 2019 and was appointed as Chief Accounting Officer effective April 1, 2021. As Chief Accounting Officer, Ms. Lichon is responsible for the Firm's accounting function and financial reporting.
Ms. Lichon began her career in the Assurance practice at CBIZ & MHM Tampa Bay, where she planned and executed financial statement audits of privately-held and publicly-traded companies from September 2013 to May 2019. While at CBIZ, Ms. Lichon served as a technical leader, focusing specifically on transaction-related accounting, business combinations, and revenue recognition.
Ms. Lichon graduated with honors from the University of South Florida with a bachelor’s degree in Accounting and is licensed as a Certified Public Accountant. She remains an active alumnus as a business corporate mentor in the USF Muma College of Business.

Corbyn Lichon

Chief Accounting Officer

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TABLE OF CONTENTS	EXECUTIVE OFFICERS

Jim Roche, age 48, has served as President, The Baldwin Group and CEO, Underwriting, Capacity & Technology Operations since his promotion to an executive officer role in January 2024. As President, The Baldwin Group and CEO, Underwriting, Capacity & Technology Operations, Mr. Roche is responsible for the Underwriting, Capacity & Technology Solutions operating group's day-to-day profit and loss, operational excellence, and acceleration of best practice sharing across the organization. Mr. Roche previously served as our Chief Insurance Innovation Officer from October 2021 through January 2024. In addition, Mr. Roche served as the Managing Partner and President of Millennial Specialty Insurance, LLC, which partnered with the Company in April 2019.
Mr. Roche has nearly 20 years of insurance experience across strategy, marketing, product development, and IT, with significant expertise in technology solutions and new product incubation. Mr. Roche was at QBE Insurance from June 2011 to January 2015, serving as Vice President of Strategy, Initiatives and Analytics. Prior to joining QBE Insurance, Mr. Roche worked at Bank of America, most recently as Senior Vice President of Product Management, and at Progressive Insurance as a product manager.
Mr. Roche has a bachelor's degree in Computer Science and Electrical Engineering with a minor in Mathematics from Vanderbilt University and an MBA from the University of Virginia.

Jim Roche

President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operations

Seth Cohen, age 47, joined The Baldwin Group in February 2020 and was appointed to General Counsel and Corporate Secretary effective January 2022. As General Counsel and Corporate Secretary, Mr. Cohen is responsible for leading the Firm’s legal, compliance, and regulatory function. Prior to his appointment to General Counsel and Corporate Secretary, Mr. Cohen served as our Deputy General Counsel, Legal Operations & Strategic Initiatives.
Mr. Cohen brings more than 20 years of experience working across multiple industries. Prior to joining The Baldwin Group, Mr. Cohen served as Senior Vice President, Legal - Strategic Initiatives at Savills North America. Prior to that, Mr. Cohen served in a number of leadership positions within the legal department at Cisco Systems, Inc., after having spent time at Sonnenschein Nath & Rosenthal (now Dentons) and leading his own law firm.
Mr. Cohen received a BA in criminology and criminal justice from the University of Florida and a JD from The George Washington University School of Law.

Seth Cohen

General Counsel and Corporate Secretary

2025 Proxy Statement	29

Proposal No. 2: Approval, on an Advisory Basis, of Named Executive Officer Compensation
Executive compensation is an important matter for our shareholders. Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide you with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers (our "NEOs"), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (sometimes referred to as “Say-on-Pay”).
The Compensation Committee has approved the compensation arrangements for our NEOs described in our Compensation Discussion and Analysis in this Proxy Statement. We urge you to read the Compensation Discussion and Analysis for a more complete understanding of our executive compensation plans, including our compensation philosophy and objectives and the 2024 compensation of NEOs.
While we intend to carefully consider the voting result of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We currently conduct and intend to continue to conduct shareholder advisory votes annually with respect to executive compensation.
VOTE REQUIRED
The affirmative vote of a majority of the shares of our Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. A vote to abstain will be treated as cast “Against” this proposal.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, the named executive officer compensation.

30	2025 Proxy Statement

Compensation Discussion and Analysis
We are driven by the core values in our Azimuth—core values which define who we are and what we stand for. Those core values guide our thoughts and actions, enabling us to lead with integrity. Our leadership results in innovative products and solutions for our clients, opportunities for our colleagues, collaborative trading with our insurance company partners, strength in our communities and the delivery of strong financial results to our shareholders. Our 2024 compensation of NEOs appropriately reflects and rewards their contributions to efficient execution across our business and thoughtful investments in innovative and proprietary technology platforms, which delivered margin expansion and adjusted free cash flow growth alongside our industry leading organic revenue growth profile in 2024. This Compensation Discussion and Analysis (this “CD&A”) explains the guiding principles and practices upon which our executive compensation program is based, the compensation paid and earned by our NEOs for 2024, our pay-for-performance philosophy, and updates to our executive compensation program for 2025.
Our NEOs for the year ended December 31, 2024 are:

Name	Title

Trevor Baldwin	Chief Executive Officer
Bradford Hale	Chief Financial Officer
Daniel Galbraith	President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations
Jim Roche	President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operations
Seth Cohen	General Counsel and Corporate Secretary
2024 Performance Highlights
Across key business metrics, Baldwin executed well in 2024—and in many ways, beyond our own expectations. During 2024, we grew total revenues 14% to $1.4 billion, reported a 75% reduction in GAAP net loss to $41.1 million and a net loss margin of (3)%, and our diluted loss per share decreased 74% to $0.39. Our other key accomplishments and highlights from 2024 include:

17% Continued industry-leading organic revenue growth(1)	25% Adjusted EBITDA(1) growth	200bps Adjusted EBITDA margin(1) expanded by 200 basis points (bps)	$102m Reported cash flow from operating activities

97%	Grew adjusted free cash flow(1) by $66.3 million, or 97%	34%	Grew adjusted diluted earnings per share(1) by 34% to $1.50

1.Organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow and adjusted diluted earnings per share ("EPS") are non-GAAP measures. Refer to the Appendix to this Proxy Statement for reconciliations of non-GAAP financial measures to comparable GAAP financial measures.

2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
•Continued industry-leading organic revenue growth of 17%, including double-digit organic revenue growth across all three of our operating groups.
•Grew adjusted EBITDA by 25% and expanded adjusted EBITDA margin by 200 basis points.
•Grew adjusted free cash flow by 97% and reduced net leverage from approximately 4.8x to 4.1x while making $135 million of earnout payments.
•Completed two opportunistic debt refinancings (the second of which closed in January 2025) which (1) improved pricing on our term loan facility by 61 basis points (before an incremental 25 basis points pricing improvement to Term SOFR + 2.75% once net leverage drops below 4.0x and (2) introduced a fixed rate component to our debt stack via a $600 million offering of senior secured notes priced at 7.125%.
•Surpassed $1 billion of in force premium in the MGA, an increase of nearly 20x since our IPO.
•Completed the first full year for our reinsurance broking business, Juniper Re, establishing operations in the U.S., Bermuda, and London.
•In the wake of our partnership integration work being largely completed, officially announced our transition to The Baldwin Group, a unified go-to-market brand enabling us to more clearly and efficiently convey the capabilities of our firm to all of our stakeholders.
•Streamlined business operations and simplified our story (in an accretive manner) via the sale of our wholesale brokerage business, Connected Risk Solutions.
•Once again earned “Best Place to Work” accolades from numerous organizations, reflecting our distinctive and winning culture; moreover, these results were validated by our annual internal colleague Pulse survey, with excellent participation and the highest scores to date reflecting our highly engaged and high-performing colleagues.
Cumulative Total Shareholder Return
The following graph compares the cumulative total shareholder return for an investment in The Baldwin Group's Class A common stock from December 31, 2019 through December 31, 2024 to the cumulative total return of the Russell 3000 Index (“Russell 3000”) and the Standard & Poor's Composite 1500 Insurance Brokers Index (“S&P 1500”). The graph assumes that $100 was invested on December 31, 2019 and the reinvestment of dividends, if any. The share price performance presented below is not necessarily indicative of future results.

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

$250
$200
$150
$100
$50
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
The Baldwin Group
Russell 3000
S&P 1500

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Policies and Practices
The following highlights our key policies and practices as it relates to our executive compensation program.

What We Do
Pay for Performance. A large portion of our NEOs’ target total direct compensation is directly linked to the Company’s performance.

Compensation Risk Assessment. Our executive compensation program reflects an appropriate mix of compensation elements, balancing short-term and long-term performance objectives, cash and equity compensation, and risks and rewards.

Rigorous Performance Goals. We establish rigorous performance goals for our annual incentive plan and performance-based restricted stock unit programs that are approved by the Compensation Committee and reflect strong organic growth performance relative to industry norms. The maximum performance goals are set at levels that represent significant outperformance versus target, while threshold performance goals still represent meaningful year-over-year growth and are competitive with the historical performance of our market peers.

Performance-Based Compensation. Our executive compensation program is designed such that an appropriate portion of executive compensation is "at risk," which we believe motivates our executive team to deliver superior results on behalf of our shareholders.

Stock Ownership Guidelines. We have robust stock ownership guidelines that apply to our directors, officers, and executive leadership team to align their interests with those of our shareholders.
Compensation Clawback Policy. We have a clawback policy that applies to incentive compensation for our officers and executive leadership team.

Multi-Year and Performance-Based Vesting Requirements. Under the long-term incentive award plan approved by our Compensation Committee relating to the 2024 executive compensation program, all equity-based incentive awards granted to our NEOs have multi-year vesting conditions to promote retention. Performance share units (PSUs) granted to our NEOs in 2024 cliff-vest after three years, and no portion of the PSUs vest unless the relevant performance metrics are achieved, consistent with current market practice and our retention objectives.

Annual Say-on-Pay. We request the advisory vote of our shareholders on the compensation of our NEOs annually.
Independent Compensation Consultant. Our Compensation Committee engaged an independent compensation consultant to assist with the design of the 2024 executive compensation programs.
Annual Executive Compensation Review. Our Compensation Committee conducts an annual review of compensation for our NEOs and a review of compensation-related risks.
At Will Employment. We employ our NEOs at will.

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS

What We Don't Do
No Hedging or Derivatives. We prohibit directors and colleagues from engaging in hedging transactions involving the Company’s equity securities.
No Guaranteed Base Salary Increases or Incentive Payments. We do not guarantee base salary increases or incentive payments for any of our NEOs.
No Single Trigger Vesting. We do not provide for single trigger vesting of equity-based awards upon a change in control for any of our NEOs.
No Excessive Perquisites. We do not provide material perquisites or other personal benefits to our NEOs.

No "Golden Parachute" Tax Reimbursements. We do not provide any tax reimbursement payments (including "gross-ups") on any tax liability that our NEOs might owe as a result of the application of Sections 280G and 4999 of the Internal Revenue Code.

Our Guiding Principle
We pay for performance. We have crafted a compensation program that aligns our NEO compensation to the interests of our shareholders’ long-term interests. To do this, compensation is weighted heavily toward performance-based components. We set below-market base salaries, which are significantly below the 25th percentile for all our NEOs compared to our compensation peer group and Third-Party Surveys (as defined below), as applicable, and tie heavier weighting of our NEOs’ total compensation to Company performance and long-term growth than typical market practice. In addition, our annual incentive program includes challenging targets and individual performance goals that reward our NEOs for annual performance, and our long-term equity incentive program provides for multi-year vesting schedules and performance targets that create an “ownership culture” aligning NEO and shareholder interests. We believe that using our bespoke mix of fixed and variable elements that prioritize pay-for-performance enables us to reward performance, encourage prudent decision-making, retain top talent, and create a balanced focus on short-term and long-term performance.
How Compensation Decisions are Made
Our Compensation Committee, consisting entirely of independent directors, believes that total compensation for our NEOs should align with the values and performance approach outlined in our Azimuth along with the Company’s performance and each individual NEO’s performance. The Compensation Committee is responsible for the design and components of executive compensation programs for our NEOs and related governance policies, reviewing NEO performance, and making determinations regarding NEO compensation opportunities and incentive payouts.
PROCESS FOR DETERMINING EXECUTIVE COMPENSATION
Identifying Peer Companies and Conducting Comparative Market Analysis
With guidance from our independent compensation consultant, the Compensation Committee reviews and approves a peer group annually for use in conducting competitive market benchmarking for the compensation of our NEOs. This peer group is comprised of companies that are either direct competitors of Baldwin or in the same or similar industry as Baldwin, with comparable roles to our NEOs. The Compensation Committee may adjust the peer group composition as necessary, taking into account changes in both our business and the businesses of the companies in the compensation peer group.
The peer group is used to provide meaningful insight into current pay practices and pay levels as well as overall compensation trends that are being utilized to attract and retain top talent. The Compensation Committee does not target compensation decisions or levels to a specific percentile or other absolute measures related to comparison group data, but does periodically review comparative market assessments of the pay practices of other companies with the goal of seeing that our executive compensation program remains competitive and aligned to our pay-for-performance philosophy.

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
In October 2023, the Compensation Committee identified groups of companies to serve as market reference points for compensation comparison purposes for 2024 and approved the peer group in February 2024. In February 2024, the Compensation Committee’s independent consultant presented an analysis of our pay practices and executive compensation levels as compared to our established peer group (the “February 2024 Comparative Market Assessment”) to inform 2024 executive compensation decisions.
Evaluating Company and Individual NEO Performance
The Compensation Committee meets annually to assess overall company performance for the prior year as well as the performance of Trevor Baldwin, our CEO, and our other NEOs. The Compensation Committee conducts a robust performance evaluation for the CEO, including review of the outcomes of company financial and strategic objectives and defined personal performance objectives. The Compensation Committee also reviews a summary on CEO performance and leadership effectiveness assessed by our internal senior leadership team through 360-style feedback.
At the Compensation Committee’s request, the CEO provides input regarding the performance and compensation of our other NEOs. The Compensation Committee considers the CEO’s evaluation and his direct knowledge of each other NEO’s performance and contributions when determining whether they partially met, met, or exceeded their performance objectives. The CEO is not present during Compensation Committee deliberations or determinations regarding his own performance and compensation.
Establishing Executive Compensation Pay Levels and Incentive Plans
With guidance from our independent compensation consultant, the Compensation Committee reviews and establishes the design and components of NEO compensation plans annually. The Compensation Committee takes into consideration the comparative market assessment, company performance, and individual performance when setting compensation levels for the year. The Compensation Committee generally seeks to provide our NEOs with total Target compensation (i.e., the sum of base salary, Target annual incentives and Target long-term incentives) that is competitive relative to our compensation peer group companies for similar executive positions, with a substantial portion of total compensation being at risk and earned based on future performance.
In addition, performance goals for our annual incentive plan and long-term equity incentive plan are established annually with target goals set at challenging levels based on the Company’s internal forecasting and budgeting processes and generally reflect strong organic growth performance relative to industry norms. The maximum performance goals are set at levels that represent outperformance, while threshold performance goals that fall short of target still represent meaningful year-over-year growth. The performance goals are approved by the Compensation Committee.
The Compensation Committee considered, among other things, the February 2024 Comparative Market Assessment when establishing the 2024 compensation framework for the NEOs. See “Overview of 2024 Compensation Framework” and “Compensation Details for Fiscal Year 2024” for more information on performance levels and metrics.
ROLE OF THE COMPENSATION CONSULTANT
The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of such consultant. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent compensation consultant. During 2024, FW Cook provided no services to the Company other than services for the Compensation Committee, and worked with the Company’s management, as directed by the Compensation Committee, only on matters for which the Compensation Committee is responsible. The Compensation Committee considers the independence of the compensation consultant in accordance with SEC and Nasdaq rules, and affirmatively determined that FW Cook qualifies as independent under the applicable rules.
SAY-ON-PAY
The Compensation Committee will consider the results of the advisory vote of our shareholders on the compensation of our NEOs. We held our last say-on-pay vote at the 2024 Annual Meeting of Shareholders. At that meeting, approximately 91% of the votes cast were in favor of our executive compensation framework.

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Overview of 2024 Compensation Framework
Our 2024 executive compensation program is designed to motivate and reward exceptional performance while seeking to align the interests of our NEOs with those of our shareholders. The primary individual components of our executive compensation program are (i) annual base salary, (ii) annual incentives and (iii) long-term equity incentives.
ANNUAL BASE SALARY
Consistent with our pay-for-performance executive compensation strategy, salaries for all five of our NEOs are established below the 25th percentile compared to our compensation peer group. Base salaries for our NEOs have not increased since 2022. Refer to “Compensation Details for Fiscal Year 2024”—“Base Salary” for more details on the NEOs' base salaries.
ANNUAL INCENTIVE PLAN
Our 2024 annual incentive plan (our “Annual Incentive Plan”) is a variable component of our compensation program that is designed to focus our NEOs on achieving superior performance over the short term against business objectives and financial results for the Company as a whole, while also rewarding them for the achievement of individual performance objectives. The Annual Incentive Plan provides payout opportunities in the form of cash and fully vested shares of Class A common stock (with the pay mix for a given year determined by our Compensation Committee) upon the achievement of certain pre-established performance metrics, including organic revenue growth, adjusted earnings before income taxes, depreciation and amortization ("EBITDA") growth, and personal objectives. The payout opportunity for Messrs. Baldwin, Hale, Galbraith and Roche ranges from 50% of Target annual incentive opportunity at Threshold performance to 300% at Superior performance, with 100% of Target annual incentive opportunity at Target performance, while the payout opportunity for Mr. Cohen ranges from 50% of Target annual incentive opportunity at Threshold performance to 200% at Superior performance, with 100% of Target annual incentive opportunity at Target performance. By conditioning a large portion of our NEOs’ potential annual compensation on the Company’s achievement of clearly-defined metrics, we believe that we reinforce our strong pay-for-performance culture. Refer to “Compensation Details for Fiscal Year 2024”—“Annual Incentive Plan” for more details on our Annual Incentive Plan.
LONG-TERM INCENTIVE PLAN
Our 2024 long-term equity incentive plan (our “LTIP”) is a variable component of our compensation program that is designed to drive superior recurring performance over the long term and align the interests of our NEOs with those of our shareholders. We believe that long-term equity compensation is an effective way to provide a meaningful reward for appreciation in our stock price and create an “ownership culture” that motivates our NEOs to remain employed with us long-term. Our 2024 LTIP for Messrs. Baldwin, Hale, Galbraith and Roche (collectively, the "Top Four") consists 100% of performance-based equity awards to further Baldwin's commitment to its pay-for-performance culture, while our 2024 LTIP for Mr. Cohen contains performance-based equity awards weighted at 75% of the Target LTIP value.
Time-Based Restricted Stock Awards (“RSAs”)
Our 2024 LTIP for Mr. Cohen contains a time-based equity component weighted at 25% of the Target LTIP value. The RSAs will vest in equal annual installments over five years, subject to Mr. Cohen's continued employment through the applicable vesting date, with the first installment having vested on March 15, 2025.
Performance-Based Restricted Stock Units ("PSUs")
The number of PSUs earned, if any, is determined based on the following performance goals (the “Performance Goals”), in each case as measured over the period from January 1, 2024 through December 31, 2026 (the “Performance Period”): (i) 50% based on our relative total shareholder return compared to the total shareholder return of our 2024 compensation peer group; and (ii) 50% based on our three-year adjusted diluted EPS compound annual growth rate. We define total shareholder return (“TSR”) as the annual total shareholder return for the Performance Period. Each NEO in the Top Four will earn a number of PSUs following the end of the Performance Period between 0% and 350% of each such NEO’s Target PSUs, with a Target of 100%, and Mr. Cohen will earn a number of PSUs following the end of the Performance Period between 0% and 250% of his Target PSUs, with a Target of 100%, in each case depending on the level of achievement with respect to the Performance Goals. PSUs will be paid out to the NEOs on the date on which the Compensation Committee determines the number of such PSUs that were earned based on the Company's achievement of the applicable performance goals during the performance period, with any such payment subject to recoupment and/or forfeiture should the NEO’s continued employment with the Company cease on or before March 15, 2027. If our absolute total shareholder return for the Performance Period is negative, the maximum level of performance achievable with respect to the TSR performance goal for the PSUs will be Target. Refer to “Compensation Details for Fiscal Year 2024”—“LTIP” for more details on our LTIP.

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
2024 Comparative Market Assessment
As previously discussed, the Compensation Committee considered the February 2024 Comparative Market Assessment, among other things, in connection with establishing the 2024 compensation framework for the NEOs as described below.
PEER COMPARISON GROUP
Our 2024 compensation peer group included 16 public companies, the majority of which are in either the insurance broker or property and casualty insurance services sectors. After consultation with FW Cook, the Compensation Committee approved the following compensation peer group for 2024 (the “Compensation Peer Group”):

Peer Company	Business Focus
Arthur J. Gallagher & Co.	Insurance Brokers
Brown & Brown, Inc.	Insurance Brokers
CBIZ, Inc.	Research and Consulting Services
Employers Holdings, Inc.	Property and Casualty Insurance
Erie Indemnity Company	Property and Casualty Insurance
Focus Financial Partners Inc.	Asset Management and Custody Banks
Goosehead Insurance, Inc.	Insurance Brokers
Hagerty, Inc.	Insurance Brokers
Kinsale Capital Group, Inc.	Property and Casualty Insurance
Palomar Holdings, Inc.	Property and Casualty Insurance
Primerica, Inc.	Life and Health Insurance
RLI Corp.	Property and Casualty Insurance
Ryan Specialty Holdings, Inc.	Insurance Brokers
Safety Insurance Group, Inc.	Property and Casualty Insurance
Selective Insurance Group, Inc.	Property and Casualty Insurance
Stewart Information Services Corp.	Property and Casualty Insurance
SURVEY COMPARISON
As part of the February 2024 Comparative Market Assessment, the Compensation Committee also reviewed and considered data from certain third-party surveys (the "Third-Party Surveys") as presented by FW Cook. Companies in the Third-Party Surveys generally reflected companies with revenues between $500 million and $3 billion, with financial services and insurance industry data weighted at 75% and general industry data at 25%.
RESULTS OF THE FEBRUARY 2024 COMPARATIVE MARKET ASSESSMENT
The Compensation Committee examined the total direct compensation opportunity (base salary, annual cash incentives and long-term incentives) for each named executive officer, as well as individual elements of compensation. Data from the February 2024 Comparative Market Assessment was used as a market reference for compensation decisions. The Compensation Committee does not target total compensation or any individual component thereof to a specific percentile of comparison group compensation.
The February 2024 Comparative Market Assessment showed the following with respect to base salary, target total annual cash compensation, which is equal to base salary plus target annual bonus (“TAC”), and target total direct compensation, which is TAC plus the target compensation under the LTIP (“TDC”):
•Base Salary
◦The proposed (and ultimately approved) 2024 base salary for Mr. Baldwin was 57% below the median 2023 base salary for CEOs in the Compensation Peer Group;

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
◦the proposed (and ultimately approved) 2024 base salary for Messrs. Hale, Galbraith and Roche was 42% below the median 2023 base salaries for their respective peers in the Compensation Peer Group; and
◦the proposed (and ultimately approved) 2024 base salary for Mr. Cohen was 32% below the median 2023 base salary for his peers in the Third-Party Surveys.
•TAC
◦The proposed (and ultimately approved) 2024 TAC for Mr. Baldwin was 22% below the median 2023 TAC for CEOs in the Compensation Peer Group;
◦the proposed (and ultimately approved) 2024 TAC for Messrs. Hale, Galbraith and Roche was 3-9% below the median 2023 TAC for their respective peers in the Compensation Peer Group; and
◦the proposed (and ultimately approved) 2024 TAC for Mr. Cohen was 8% below the median 2023 TAC for his peers in the Third-Party Surveys.
•TDC
◦The proposed (and ultimately approved) 2024 TDC for Mr. Baldwin was 18% below the median 2023 TDC for CEOs in the Compensation Peer Group;
◦the proposed (and ultimately approved) 2024 TDC for Messrs. Hale, Galbraith and Roche was 2-11% below the median 2023 TDC for their respective peers in the Compensation Peer Group; and
◦the proposed (and ultimately approved) 2024 TDC for Mr. Cohen was 2% below the median 2023 TDC for his peers in the Third-Party Surveys.
The TAC and TDC data presented above illustrates target compensation only. Our NEOs are eligible to receive higher levels of compensation should the Company deliver stronger results for shareholders and they achieve higher than target levels of performance of the Annual Incentive Plan and LTIP. For actual performance and payout results under the 2024 Annual Incentive Plan, see “Compensation Details for Fiscal Year 2024.”
Pay Mix
The core principle of our executive compensation program continues to be that executive compensation should directly reflect our organization’s performance, as we continue towards our goal of being a leading independent insurance distribution firm. That core principle dictates that performance-based pay elements, which constitute the bulk of our NEOs’ total direct compensation, will not be earned or paid unless our shareholders also benefit. Consistent with that guiding principle, in 2024, performance-based compensation comprised a significant portion of the total direct compensation for our NEOs.
The chart below shows the 2024 mix of compensation for our Trevor Baldwin, our Chief Executive Officer, and for all other NEOs as a group.
1.Represents "All Other Compensation" as shown in the Summary Compensation Table.

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Compensation Details for Fiscal Year 2024
BASE SALARY
The Compensation Committee set 2024 base salaries for our NEOs as set forth below. Base salaries actually paid to each of our NEOs in 2024 are located in the “Salary” column of the Summary Compensation Table.

Name	Base Salary ($)

Trevor Baldwin	400,000
Bradford Hale	300,000
Daniel Galbraith	300,000
Jim Roche	300,000
Seth Cohen	300,000
ANNUAL INCENTIVE PLAN
The Compensation Committee established the following performance metrics and weighting of each for our NEOs for the 2024 Annual Incentive Plan:

Name	Organic Revenue Growth (%)	Adjusted EBITDA (%)	Personal Objectives (%)

Trevor Baldwin	40%	40%	20%
Bradford Hale
Daniel Galbraith
Jim Roche
Seth Cohen	35%	35%	30%
The Compensation Committee established the following performance level ranges for organic revenue growth and adjusted EBITDA under the 2024 Annual Incentive Plan:

Name	Performance Level	Threshold Performance	Target Performance	Superior Performance

Trevor Baldwin	Organic Revenue Growth (%)	7%	10%	20%
Bradford Hale
Daniel Galbraith	Adjusted EBITDA ($)	295,000,000	322,000,000	346,000,000
Jim Roche
Seth Cohen	Organic Revenue Growth (%)	7%	10%	15%
	Adjusted EBITDA ($)	295,000,000	322,000,000	334,000,000

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
The Compensation Committee set personal objectives for each NEO under the 2024 Annual Incentive Plan, with the focus areas for each NEO described below.

Name	Personal Objectives Focus Areas

Trevor Baldwin	Firm reputation and culture; key strategic initiatives, organic revenue growth and margin accretion; talent building, retention and senior leadership succession readiness; and 5-year strategic road map with a cascading plan for individual business segments
Bradford Hale	Finance and forecasting analysis and execution; cash flow analysis and forecasting; cost savings initiatives, analysis and dialogue; strategic leadership; and capital markets execution and strategy
Daniel Galbraith	Leadership organization; process and cost efficiencies; performance improvements and efficiency; brand implementation and capture of cost efficiencies; sales hiring; and retail finance function and operational execution in support of business areas
Jim Roche	Continue to build out the structure and rhythm for overseeing the MGA and Westwood businesses; culture and client experience stability; building the reinsurance business; new product releases and continued growth from core product set; and succession readiness
Seth Cohen	Legal function efficiency and quality improvements; firmwide training development and implementation; information technology and cybersecurity collaboration amongst segments; develop legal talent and key relationships; mitigate key risks across the firm
Each NEO's Target Annual Incentive Plan opportunity for fiscal year 2024 is set forth in the table below:

Name	Target Annual Incentive Plan Opportunity ($)

Trevor Baldwin	1,200,000
Bradford Hale	600,000
Daniel Galbraith	600,000
Jim Roche	600,000
Seth Cohen	375,000
The Compensation Committee set the following payout ranges for our NEOs as a percentage of the Target Annual Incentive Plan opportunity based on the achievement of the metrics above.

Name	Threshold (%)	Target (%)	Superior (%)

Trevor Baldwin	50%	100%	300%
Bradford Hale
Daniel Galbraith
Jim Roche
Seth Cohen	50%	100%	200%

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee reviewed the actual performance under the 2024 Annual Incentive Plan of each financial performance measure against Target performance to determine the percentage of Target achieved for each as follows:

Performance Level	Target Performance	Actual Performance	Performance % of Target Achieved (Top Four)(1)	Performance % of Target Achieved (Cohen)(2)

Organic Revenue Growth	10%	17%	234%	200%
Adjusted EBITDA	$322,000,000	$312,485,000	82%	82%
1.Based on Threshold, Target and Superior payouts of 50%, 100% and 300%, respectively.
2.Based on Threshold, Target and Superior payouts of 50%, 100% and 200%, respectively.
For their contribution in furthering their respective personal objective focus areas listed above, each NEO described above achieved a level of performance between Target and Superior for their respective personal objectives.
The table below sets forth each NEO's actual Annual Incentive Plan payout amount for fiscal year 2024, which was made 100% in fully vested shares of Class A common stock consistent with the Company's philosophy on ownership culture and executive team alignment with our shareholders.

Name	2024 Annual Incentive Plan Payout ($)	Payout as a Percent of Target Annual Incentive Plan Opportunity (%)

Trevor Baldwin	2,170,000	181%
Bradford Hale	1,083,593	181%
Daniel Galbraith	1,099,593	183%
Jim Roche	1,069,593	178%
Seth Cohen	571,670	152%
LTIP
As discussed above, based on the Compensation Committee’s review and the recommendations of FW Cook, our 2024 LTIP for the Top Four consists 100% of performance-based equity awards in the form of PSUs, while our 2024 LTIP for Mr. Cohen also contains a time-based equity component in the form of RSAs. The PSUs are settled in shares of our Class A common stock, the number of which will depend on the level of performance achieved with respect to applicable Performance Goals during the Performance Period. The RSAs are grants of shares of our Class A common stock that vest pro-rata over five years subject to continued employment as of the applicable vesting dates.
The table below sets forth the 2024 LTIP award grant values (at Target) that were approved by the Compensation Committee for each NEO.

Name	Target LTIP Award Grant Value ($)

Trevor Baldwin	2,000,000
Bradford Hale	900,000
Daniel Galbraith	900,000
Jim Roche	900,000
Seth Cohen	400,000

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
The Target LTIP award grant value for each of Messrs. Baldwin, Hale, Galbraith and Roche was granted as PSUs. Of the Target LTIP award grant value for Mr. Cohen, 25% was granted as restricted stock pursuant to RSAs and 75% was granted as PSUs. The number of RSAs and Target PSUs granted was determined by dividing the Target award grant value by a price per share equal to the average of the volume weighted average prices for a share of our Class A common stock on the Nasdaq across the 30 consecutive calendar days immediately prior to the grant date. Each of these components of our LTIP is described more fully below.
RSAs
The following number of shares were granted pursuant to RSAs (representing 25% of the Target LTIP award grant value for Mr. Cohen above), which vest in equal annual installments over five years subject to continued employment through each applicable vesting date, with the first installment having vested on March 15, 2025.

Name	Number of RSAs (#)

Seth Cohen	3,406
PSUs
The number of shares earned pursuant to PSUs (representing 100% of the Target LTIP award grant value for Messrs. Baldwin, Hale, Galbraith and Roche and 75% of the Target LTIP award grant value for Mr. Cohen) will be determined based on the following performance metrics (and weighting of each metric), in each case as measured over the Performance Period:

Performance Metric

50% of Target Number of PSUs Based on Relative TSR v. Compensation Peer Group
50% of Target Number of PSUs Based on 3-year Adjusted Diluted EPS Compound Annual Growth Rate
Relative TSR v. Compensation Peer Group means the Company’s compound annual total shareholder return for the Performance Period, compared to the compound annual total shareholder return of our Compensation Peer Group for the same period. The Company uses the average closing price for the last 30 trading days immediately prior to the beginning of the Performance Period and the average closing price for the last 30 trading days at the end of the Performance Period, as adjusted for dividends and stock splits as applicable. The 3-year adjusted diluted EPS compound annual growth rate (“CAGR”) means the Company's average annual adjusted diluted EPS growth during the three-year Performance Period.
The Compensation Committee set the following performance level ranges applicable to each TSR and CAGR Performance Goal and the percentage of PSUs to be earned based on the Company's level of achievement of the applicable TSR and CAGR Performance Goal:

		Relative TSR Portion (50% of PSU Award)	CAGR Portion (50% of PSU Award)	Percentage of PSUs Earned Based on Performance Goal
Executive Officer	Performance Level	Relative TSR v. Compensation Peer Group	3-year Adjusted Diluted EPS CAGR

Trevor Baldwin Bradford Hale Daniel Galbraith Jim Roche	Threshold	40th Percentile	25.0%	50%
	Target	55th Percentile	29.1%	100%
	Superior	90th Percentile	32.8%	350%
Seth Cohen	Threshold	40th Percentile	25.0%	50%
	Target	55th Percentile	29.1%	100%
	Superior	75th Percentile	31.0%	250%

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
As illustrated above, for the Performance Period, with respect to the TSR Performance Goal, performance at the Threshold level will result in 50% of the Target number of PSUs being earned with respect to such Performance Goal; performance at the Target level will result in 100% of the Target number of PSUs being earned; performance at or above the Superior level will result in a maximum of 350% of the Target number of PSUs being earned for Messrs. Baldwin, Hale, Galbraith and Roche, or a maximum of 250% of the Target number of PSUs being earned for Mr. Cohen. Performance below the Threshold level will result in no PSUs being earned with respect to such Performance Goal. Performance between the foregoing levels for each Performance Goal will be calculated on the basis of linear interpolation. If the Company’s TSR for the Performance Period is negative, the maximum level of performance achievable under the TSR Performance Goal is Target.
The table below sets forth the grant values of PSUs for each NEO for the Performance Period, at each of Threshold, Target and Superior performance.

Name	Threshold PSU Award Grant Value (50% of Target) ($)	Target PSU Award Grant Value ($)	Superior PSU Award Grant Value(1) ($)

Trevor Baldwin	1,000,000	2,000,000	7,000,000
Bradford Hale	450,000	900,000	3,150,000
Daniel Galbraith	450,000	900,000	3,150,000
Jim Roche	450,000	900,000	3,150,000
Seth Cohen	150,000	300,000	750,000
1.The Superior PSU award grant value is 350% of the Target number of PSUs for Messrs. Baldwin, Hale, Galbraith and Roche, and the Superior PSU award grant value is 250% of the Target number of PSUs for Mr. Cohen.
The following sets forth the aggregate number of PSUs our NEOs would earn, assuming achievement of the Target level of performance of both the TSR and CAGR Performance Goals over the Performance Period:

Name	Target Number of PSUs (#)

Trevor Baldwin	68,138
Bradford Hale	30,662
Daniel Galbraith	30,662
Jim Roche	30,662
Seth Cohen	10,220

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Results for 2022 LTIP Performance Share Awards
The Compensation Committee established the following relative TSR and organic revenue growth compound annual growth rate goals for our 2022 LTIP PSUs for the three-year performance period ending December 31, 2024:

	Relative TSR Portion (60% of PSU Award)		CAGR Portion (40% of PSU Award)	Percentage of PSUs Earned Based on Performance Goal (%)

Performance Level	Relative TSR v. Compensation Peer Group (50% of Relative TSR Portion)	Relative TSR v. Russell 3000 Growth Index (50% of Relative TSR Portion)	3-year Organic Revenue Growth CAGR (%)

Threshold	40th Percentile	40th Percentile	7%	50%
Target	55th Percentile	55th Percentile	10%	100%
Superior	75th Percentile	75th Percentile	15%	250%
In February 2025, the Committee determined that the relative TSR goals were achieved at the 43rd and 58th percentiles versus the performance of the 2022 compensation peer group and the Russell 3000 Growth Index, respectively, and that the Company’s 3-year organic revenue growth CAGR was 19.5%, which resulted in a payout percentage of 154% of the target number of 2022 PSUs. As a result, our NEOs earned the number of 2022 PSUs set forth below, all of which were paid out in connection with the vesting of these awards in the first quarter of 2025:

Name	Target Number of PSUs (#)	Number of PSUs Attained (#)

Trevor Baldwin	49,926	76,937
Bradford Hale	21,396	32,972
Daniel Galbraith	21,396	32,972
Jim Roche	17,473	26,927
Seth Cohen	10,697	16,485
Executive Compensation Update for 2025
As part of the Compensation Committee’s robust annual process for analyzing and approving executive compensation, in August 2024, based on the recommendation of FW Cook, the Compensation Committee approved the removal of Arthur J. Gallagher & Co. and Focus Financial Partners Inc. from the peer compensation group for 2025 (the “2025 Peer Compensation Group”). In February 2025, based on the results of FW Cook’s analysis of the Company’s compensation levels of its NEOs as compared to the Company’s 2025 Peer Compensation Group and data from certain third-party surveys, the Compensation Committee determined, among other things, that the current performance-based executive compensation program continues to retain our NEOs and motivate them to deliver superior results on behalf of our shareholders. For this reason, the Compensation Committee did not increase the base salaries for the NEOs in 2025 but did increase target annual incentive plan opportunity in 2025 for Mr. Baldwin by 33%, for Messrs. Hale, Galbraith and Roche by 12.5% and for Mr. Cohen by 20% to further emphasize our pay-for-performance culture.
Additionally, to bring his compensation framework in line with the other NEOs and in reflection of his significant and growing role at the Company, Mr. Cohen’s LTIP for 2025 only contained PSUs granted with same performance metrics and payout opportunities (as a % of Target) when Threshold, Target or Superior performance is achieved as is applicable in the other NEOs' PSUs for 2025; his LTIP for 2025 did not contain any grants of time-based vesting awards.
Restrictive Covenants
Each of our NEOs is subject to non-competition, client and colleague non-solicitation and confidentiality restrictions.

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation
PROMOTION AWARDS
On February 27, 2024, the Compensation Committee approved a one-time $750,000 promotion bonus payment to Mr. Galbraith, for his promotion to President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations. If, before February 27, 2025, Mr. Galbraith’s employment had been terminated (i) by the Company for Cause (as defined in his Amended and Restated Employment Agreement with the Company), or (ii) by Mr. Galbraith without Good Reason (as defined in the Company’s Form of Omnibus Incentive Plan Restricted Stock Award Agreement), Mr. Galbraith would have been required to repay a portion of the promotion bonus payment, pro-rated based on the proportionate number of days served in his role prior to the termination of his employment with the Company in relation to the one-year period ending on February 27, 2025.
EMPLOYEE BENEFITS AND PERQUISITES
We do not provide a defined benefit pension plan for our colleagues, and we do not maintain any nonqualified deferred compensation plans (such as SERPs). We maintain a qualified defined contribution plan (the “401(k) Plan”) sponsored by The Baldwin Group Colleague, Inc., an indirect subsidiary of the Company, under which colleagues, including our NEOs, are eligible to receive matching contributions.
The Company provides health and other welfare benefits to remain competitive in hiring and retaining colleagues. Our NEOs are eligible to participate in these benefit plans on the same terms and conditions as all other colleagues. We do not provide any special or enhanced health or other welfare benefits to our NEOs.
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide material perquisites to our NEOs. We pay for the cost of tax preparation services to our NEOs in their capacity as Baldwin Holdings LLC Members. In addition, our Board has approved the personal use by Mr. Trevor Baldwin of the private aircraft in which the Company owns a fractional interest, subject to Mr. Baldwin’s agreement to reimburse the Company for 100% of the aggregate incremental costs of any personal flights taken.
Baldwin Holdings LLC Units
Certain NEOs acquired LLC Units (and an equivalent number of shares of our Class B common stock) prior to the Company’s initial public offering. The LLC Units, together with the shares of our Class B common stock, are exchangeable on a one-to-one basis into shares of our Class A common stock.
Tax and Accounting Considerations
In setting compensation for our NEOs, the Compensation Committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation that we pay to certain covered employees, including our current NEOs, to $1,000,000 in any year. The Compensation Committee believes that our interests and those of our shareholders are best served by providing competitive levels of compensation, even if not fully tax-deductible.
Compensation Risk Assessment
The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing short-term and long-term performance objectives, cash and equity compensation, and risks and rewards.
•The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.
•To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements. PSUs typically cliff-vest and settle after a three-year period based on achievement of applicable performance goals at the end of a three-year period.
•Executives are expected to meet the applicable stock ownership guidelines described under “Our Board of Directors and Director Nominees”—“Stock Ownership Guidelines.”
•Incentive compensation is subject to the Clawback Policy described under “Our Board of Directors and Director Nominees”—“Clawback Policy.”

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.
Compensation Committee Interlocks and Insider Participation
Other than with respect to Chris Sullivan, as further discussed under "Transactions with Related Persons"—“Other Related Person Transactions,” none of the members of the Compensation Committee of the Board of Directors have been officers of the Company in the past or had any contractual or other relationships with us during 2024, except as directors. In addition, during 2024, none of our executive officers served on a board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee.
Compensation Committee Report
We, the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of The Baldwin Insurance Group, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than as expressly described above.
Respectfully submitted,
Ellyn Shook, Chair
Jay Cohen
Chris Sullivan
Myron Williams

46	2025 Proxy Statement

Compensation Tables
Summary Compensation Table
The below summary compensation table contains compensation paid to our NEOs during the years ended December 31, 2024, 2023 and 2022.

Name and Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Trevor Baldwin Chief Executive Officer	2024	400,000	—	3,137,414	2,170,000	—	5,707,414
	2023	400,000	—	3,828,490	2,169,600	—	6,398,090
	2022	400,000	—	2,453,920	1,898,400	—	4,752,320
Bradford Hale Chief Financial Officer	2024	300,000	—	1,411,832	1,083,593	20,000	2,815,425
	2023	300,000	—	1,722,798	1,122,600	20,000	3,165,398
	2022	295,577	—	1,051,634	767,532	18,200	2,132,943
Daniel Galbraith President, The Baldwin Group and CEO, Retail Brokerage Operations	2024	300,000	750,000	1,411,832	1,099,593	23,800	3,585,225
	2023	300,000	—	1,722,798	1,104,600	21,500	3,148,898
	2022	295,577	—	1,051,634	805,107	20,100	2,172,418
Jim Roche(6) President, The Baldwin Group and CEO, Underwriting, Capacity & Technology Operations	2024	300,000	—	1,411,832	1,069,593	11,961	2,793,386

Seth Cohen(6) General Counsel	2024	300,000	—	492,602	571,670	11,539	1,375,811

1.Mr. Roche's salary for 2024 includes $170,000 paid throughout the year and $130,000 paid in pro rata quarterly installments.
2.For 2024, the amount shown represents a $750,000 bonus paid to Mr. Galbraith in recognition of his promotion to President, The Baldwin Group and CEO, Retail Brokerage Operations.
3.For 2024, the amounts shown for Messrs. Baldwin, Hale and Galbraith represent the grant date fair value of PSUs (with a performance period of January 1, 2024 to December 31, 2026) and RSAs (vesting ratably over 5 years) awarded to our NEOs under the LTIP, as follows: Mr. Baldwin—68,138 PSUs; Mr. Hale—30,662 PSUs Mr. Galbraith—30,662 PSUs; Mr. Roche—30,662 PSUs; and Mr. Cohen—10,220 PSUs and 3,406 RSAs. For 2023, the amounts shown represent the grant date fair value of PSUs (with a performance period of January 1, 2023 to December 31, 2025) awarded to our NEOs under the LTIP, as follows: Mr. Baldwin—81,054 PSUs; Mr. Hale—36,474 PSUs; and Mr. Galbraith—36,474 PSUs. For 2022, the amounts shown represent the grant date fair value of PSUs (with a performance period of January 1, 2022 to December 31, 2024) and RSAs (vesting ratably over 5 years) awarded to our NEOs under the LTIP, as follows: Mr. Baldwin—49,926 PSUs and 16,486 RSAs; Mr. Hale—21,396 PSUs and 7,065 RSAs; and Mr. Galbraith—21,396 PSUs and 7,065 RSAs. For a discussion of valuation assumptions used to determine the grant date fair value of these awards, see Note 15 to our audited consolidated financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2025.
4.For 2024, the amounts shown represent the dollar value of bonuses in respect of 2024 performance paid to our NEOs in 2025 in fully vested shares of our Class A common stock issued under our Omnibus Plan as follows: Mr. Baldwin—54,290 shares; Mr. Hale—27,110 shares; Mr. Galbraith—27,510 shares; Mr. Roche—26,759 shares; and Mr. Cohen—14,302 shares. For 2023, the amounts shown represent the dollar value of bonuses in respect of 2023 performance paid to our NEOs in 2024 in fully vested shares of our Class A common stock issued under our Omnibus Plan, as follows: Mr. Baldwin—73,917 shares; Mr. Hale—38,246 shares; and Mr. Galbraith—37,633 shares. For 2022, the amounts shown represent the dollar value of bonuses in respect of 2022 performance paid to our NEOs in 2023 in fully vested shares of our Class A common stock issued under our Omnibus Plan, as follows: Mr. Baldwin—76,938 shares; Mr. Hale—31,106 shares; and Mr. Galbraith—32,629 shares.
5.For 2024, the amounts shown represent (i) tax preparation services paid for by Baldwin Holdings on behalf of Messrs. Hale and Galbraith (in their capacity as Baldwin Holdings Members) in respect of 2023 taxes at a cost of $8,000 and $10,000, respectively; and (ii) matching contributions under our 401(k) Plan for Messrs. Hale, Galbraith, Roche and Cohen of $12,000, $13,800, $11,961 and $11,539, respectively.
6.Only 2024 compensation is required to be disclosed for Messrs. Roche and Cohen as this is their first year as NEOs.

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COMPENSATION TABLES	TABLE OF CONTENTS
Grants of Plan Based Awards for Fiscal Year 2024
The following table provides information regarding all incentive and stock awards we granted to our NEOs for 2024:

								All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards(1) ($)
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Trevor Baldwin
2024 Annual Bonus		600,000	1,200,000	3,600,000
PSU	4/1/2024				34,068	68,138	238,488		3,137,414
Bradford Hale
2024 Annual Bonus		300,000	600,000	1,800,000
PSU	4/1/2024				15,330	30,662	107,318		1,411,832
Daniel Galbraith
2024 Annual Bonus		300,000	600,000	1,800,000
PSU	4/1/2024				15,330	30,662	107,318		1,411,832
Jim Roche
2024 Annual Bonus		300,000	600,000	1,800,000
PSU	4/1/2024				15,330	30,662	107,318		1,411,832
Seth Cohen
2024 Annual Bonus		187,500	375,000	750,000
PSU	4/1/2024				5,110	10,220	25,552		394,032
RSA	4/1/2024							3,406	98,570
1.Represents the grant date fair value of stock awards granted during 2024, calculated in accordance with ASC Topic 718.

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TABLE OF CONTENTS	COMPENSATION TABLES
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information on the holdings of unvested stock awards by our NEOs at December 31, 2024.

Name			Stock Awards
	Grant Date	Type of Equity	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(1) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1) ($)

Trevor Baldwin	5/3/2021	RSA	—		—	3,411	(2)	132,210
	3/15/2022	RSA	—		—	9,891	(3)	383,375
	3/15/2022	PSU	—		—	102,349	(4)	3,967,047
	2/22/2023	PSU	—		—	210,744	(5)	8,168,437
	4/1/2024	PSU	—		—	238,488	(6)	9,243,795
Bradford Hale	4/1/2021	RSA	25,000	(7)	969,000	—		—
	5/3/2021	RSA	—		—	2,046	(2)	79,303
	3/15/2022	RSA	—		—	4,239	(3)	164,304
	3/15/2022	PSU	—		—	43,863	(4)	1,700,130
	2/22/2023	PSU	—		—	94,834	(5)	3,675,766
	4/1/2024	PSU	—		—	107,318	(6)	4,159,646
Daniel Galbraith	5/3/2021	RSA	—		—	2,046	(2)	79,303
	3/15/2022	RSA	—		—	4,239	(3)	164,304
	3/15/2022	PSU	—		—	43,863	(4)	1,700,130
	2/22/2023	PSU	—		—	94,834	(5)	3,675,766
	4/1/2024	PSU	—		—	107,318	(6)	4,159,646
Jim Roche	3/15/2022	RSA	—		—	3,462	(3)	134,187
	3/15/2022	PSU	—		—	35,821	(4)	1,388,422
	2/22/2023	PSU	—		—	94,834	(5)	3,675,766
	4/1/2024	PSU	—		—	107,318	(6)	4,159,646
Seth Cohen	4/1/2021	RSA	250	(8)	9,690	—		—
	3/15/2022	RSA	—		—	2,118	(3)	82,094
	3/15/2022	PSU	—		—	21,931	(4)	850,046
	2/22/2023	RSA	—		—	3,039	(9)	117,792
	2/22/2023	PSU	—		—	21,655	(5)	839,348
	4/1/2024	RSA	—		—	3,406	(10)	132,017
	4/1/2024	PSU	—		—	25,552	(6)	990,396
1.The amounts shown are based on the closing market price of our Class A common stock on December 31, 2024, which was $38.76 per share.

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COMPENSATION TABLES	TABLE OF CONTENTS
2.These RSAs vested one-half on March 15, 2025 with the remaining RSAs to vest on March 15, 2026, subject to the NEO's continued employment.
3.These RSAs vested one-third on March 15, 2025 with the remaining RSAs to vest in equal annual installments over two years beginning March 15, 2026, subject to the NEO's continued employment.
4.The amount shown represents the number of PSUs that could have been earned during the three-year performance period of January 1, 2022 to December 31, 2024 representing (i) payouts at the target performance level for the relative TSR v. the 2022 compensation peer group PSUs and (ii) payouts at the superior performance level for the relative TSR v. the Russell 3000 Growth Index PSUs and the 3-year organic revenue growth CAGR PSUs. PSUs earned following the end of the performance period were as follows: Mr. Baldwin—76,937 PSUs; Mr. Hale—32,972 PSUs Mr. Galbraith—32,972 PSUs; Mr. Roche—26,927 PSUs; and Mr. Cohen—16,485 PSUs, which were paid out on February 19, 2025.
5.The amount shown represents the number of PSUs that could be earned during the three-year performance period of January 1, 2023 to December 31, 2025 representing (i) payouts at the threshold performance level for the relative TSR v. the 2023 compensation peer group PSUs and (ii) payouts at the superior performance level for the relative TSR v. the Russell 3000 Growth Index PSUs and the 3-year organic revenue growth CAGR PSUs. Although performance for the relative TSR v. the Russell 3000 Growth Index PSUs and the 3-year organic revenue growth CAGR PSUs was above target when measured as of December 31, 2024, the results could change during the remainder of the performance period. The number of PSUs that are earned following the end of the performance period will be paid out on the applicable date on which the Compensation Committee determines the number of such PSUs earned, with any such payment subject to recoupment and/or forfeiture should the NEO's continued employment cease on or before March 15, 2026.
6.The amount shown represents the number of PSUs that could be earned during the three-year performance period of January 1, 2024 to December 31, 2026 representing payouts at the superior performance level for the relative TSR v. the 2024 compensation peer group PSUs and the 3-year adjusted diluted EPS CAGR PSUs. Although performance for the PSUs was above target when measured as of December 31, 2024, the results could change during the remainder of the performance period. The number of PSUs that are earned following the end of the performance period will be paid out on the applicable date on which the Compensation Committee determines the number of such PSUs earned, with any such payment subject to recoupment and/or forfeiture should the NEO's continued employment cease on or before March 15, 2027.
7.These RSAs vest on April 1, 2026 subject to Mr. Hale's continued employment through the vesting date.
8.These RSAs vested on April 1, 2025.
9.These RSAs vested one-quarter on March 15, 2025 with the remaining RSAs to vest in equal annual installments over three years beginning March 15, 2026, subject to Mr. Cohen's continued employment through the vesting date.
10.These RSAs vested one-fifth on March 15, 2025 with the remaining RSAs to vest in equal annual installments over four years beginning March 15, 2026, subject to Mr. Cohen's continued employment through the vesting date.
Options Exercised and Stock Vested for Fiscal Year 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Trevor Baldwin	78,920	2,316,188
Bradford Hale	40,682	1,193,975
Daniel Galbraith	40,069	1,175,975
Jim Roche	39,523	1,160,012
Seth Cohen	20,916	682,957
1.Calculated as the aggregate dollar amount realized upon the vesting of RSAs and/or LLC Units, determined by multiplying the number of shares/LLC Units acquired on vesting by the closing market price of our Class A common stock on the respective vesting dates.

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TABLE OF CONTENTS	COMPENSATION TABLES
Equity Compensation Plans
THE COMPANY'S OMNIBUS INCENTIVE PLAN
The purpose of the Company's Omnibus Plan is to motivate and reward colleagues and other individuals to perform at the highest level and contribute significantly to our success, thereby furthering the best interests of our shareholders. The Omnibus Plan provides for the grant of nonqualified stock options, stock appreciation rights (“SARs”), RSAs, restricted stock unit awards (“RSUs”), other performance awards (including performance-based RSUs such as PSUs issued in connection with our LTIP), and other cash-based awards and other share-based awards.
THE COMPANY'S PARTNERSHIP INDUCEMENT AWARD PLAN
The purpose of the Company's Partnership Inducement Award Plan (the “Inducement Plan”) to motivate and reward new colleagues who join the Company, primarily through partnerships, to perform at the highest level and contribute significantly to the Company's success, thereby furthering the best interests of the Company and its shareholders. The Inducement Plan permits the grant of stock options (both nonqualified and incentive stock options), SARs, RSAs, RSUs, performance awards, other cash-based awards and other share-based awards. Such awards have a minimum vesting period of one year.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information regarding the Omnibus Plan and the Inducement Plan on December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (#)

Equity compensation plans approved by security holders
Omnibus Plan	—	—	2,351,733	(1,2)
Equity compensation plans not approved by security holders
Inducement Plan	—	—	1,854,673
Total	—	—	4,206,406
1.Includes a reserve for the maximum number of shares of Class A common stock that may be earned through the applicable performance periods associated with PSUs awards existing at December 31, 2024.
2.Pursuant to Section 5 of the Omnibus Plan, the total number of shares of Class A common stock available for issuance under the Omnibus Plan shall be increased on the first day of each Company fiscal year in an amount equal to the lesser of (i) 2% of outstanding common stock of the Company (including both Class A common stock and Class B common stock) on the last day of the immediately preceding fiscal year and (ii) such number of shares as determined by the Board in its discretion.

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COMPENSATION TABLES	TABLE OF CONTENTS
Employment Agreements
We have entered into employment agreements with each of our NEOs. Additional information regarding the employment arrangements and compensation agreements of each NEO is set forth directly below.
TREVOR BALDWIN
Chief Executive Officer
The Company entered into an employment agreement with Mr. Baldwin, effective October 28, 2019, with a term beginning on that date to serve as our Chief Executive Officer. Under this agreement, Mr. Baldwin is entitled to an annual salary of $400,000 and is eligible for an annual bonus as determined by the Compensation Committee, which may be settled in a combination of cash and equity awards at the Compensation Committee's sole discretion. Mr. Baldwin is eligible to participate in the Omnibus Plan on the same terms and conditions applicable to other senior Company executives, with the amount of such awards to be determined by the Compensation Committee in its sole discretion.
BRADFORD HALE
Chief Financial Officer
The Company entered into an employment agreement with Mr. Hale, effective October 28, 2019, to serve as the Company's Chief Accounting Officer, then subsequently amended on April 1, 2021, with a term beginning on that date, to serve as our Chief Financial Officer. Under this agreement, Mr. Hale is entitled to an annual salary of $300,000 and is eligible for an annual bonus as determined by the Compensation Committee, which may be settled in a combination of cash and equity awards at the Compensation Committee's sole discretion. Mr. Hale is eligible to participate in the Omnibus Plan on the same terms and conditions applicable to other senior Company executives, with the amount of such awards to be determined by the Compensation Committee in its sole discretion.
DANIEL GALBRAITH
President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations
The Company entered into an employment agreement with Mr. Galbraith, effective October 28, 2019, with a term beginning on that date to serve as our Chief Operating Officer. Under this agreement, Mr. Galbraith is entitled to an annual salary of $300,000 and is eligible for an annual bonus as determined by the Compensation Committee, which may be settled in a combination of cash and equity awards at the Compensation Committee's sole discretion. Mr. Galbraith is eligible to participate in the Omnibus Plan on the same terms and conditions applicable to other senior Company executives, with the amount of such awards to be determined by the Compensation Committee in its sole discretion. Mr. Galbraith was promoted to President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations in January 2024 without an amendment to his employment agreement.
JIM ROCHE
President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operations
The Company entered into an employment agreement with Mr. Roche, effective April 1, 2019, to serve as the Co-President of Millennial Specialty Insurance, LLC, then subsequently amended and restated his employment agreement on October 4, 2021, with a term beginning on that date, to serve as our Chief Insurance Innovation Officer. Mr. Roche was subsequently promoted to our President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operation. Mr. Roche is entitled to an annual salary of $300,000 and is eligible for an annual bonus as determined by the Compensation Committee, which could be settled in a combination of cash and equity awards at the Compensation Committee's sole discretion. Mr. Roche is eligible to participate in the Omnibus Plan on the same terms and conditions applicable to other senior Company executives, with the amount of such awards to be determined by the Compensation Committee in its sole discretion.
SETH COHEN
General Counsel and Corporate Secretary
The Company entered into an employment agreement with Mr. Cohen, effective January 31, 2022, with a term beginning on that date to serve as our Deputy General Counsel and Chief Information Security Officer. Mr. Cohen was subsequently promoted to our General Counsel and Corporate Secretary. Under this agreement, Mr. Cohen is entitled to an annual salary of $300,000 and is eligible for an annual bonus as determined by the Compensation Committee, which could be settled in a combination of cash and equity awards at the Compensation Committee's sole discretion. Mr. Cohen is eligible to participate in the Omnibus Plan on the same terms and conditions applicable to other senior Company executives, with the amount of such awards to be determined by the Compensation Committee in its sole discretion.

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TABLE OF CONTENTS	COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control
Our NEOs are entitled to certain payments and/or other benefits upon qualifying terminations of employment and/or a change in control of the Company pursuant to The Baldwin Insurance Group Holdings, LLC Executive Severance and Change in Control Benefit Program (the “Severance Plan”).
RETIREMENT
The Severance Plan provides for retirement benefits to an NEO who either (i) is at least 50 years of age with more than 10 years of service to the Company, or (ii) has been continuously employed with the Company since its October 2019 initial public offering, subject to the NEO's execution of a general release of liability in favor of the Company and compliance with the terms of any restrictive covenant agreement for five years following the retirement, including:
•payment of any earned but unpaid bonus under the Annual Incentive Plan for the completed prior year if the retirement date occurs prior to the scheduled date of the payment for such bonus;
•a portion of the retiring NEO’s Annual Incentive Plan payment for the year in which retirement occurs, determined in accordance with the applicable criteria under the Annual Incentive Plan (assuming the “Target” threshold was achieved) and pro-rated for the time in the NEO’s role for such year; and
•continued vesting of time-based and performance-based equity awards granted to the NEO under the Omnibus Plan.
QUALIFYING SEPARATION FROM SERVICE WITH NO CHANGE IN CONTROL
The Severance Plan provides for the payment of severance and other benefits to each NEO in the event of a termination of employment by the Company without Cause (as defined in the Severance Plan) or due to the NEO’s voluntary resignation for Good Reason (as defined in the Severance Plan). The Severance Plan defines each event as a “Qualifying Separation from Service,” which, for clarity, does not include a Separation from Service by reason of an NEO's death or Disability (as defined in the Severance Plan). In the event of a Qualifying Separation from Service, subject to the NEO’s execution of a general release of liability in favor of the Company and compliance with the terms of any restrictive covenant agreement for two years following the Qualifying Separation from Service, the Severance Plan provides for the following payments and benefits:
•a severance payment (paid over an 18-month period) calculated as base salary multiplied by one- and one-half in the case of the Chief Executive Officer, Chief Financial Officer, the President of The Baldwin Group and CEO of Retail Brokerage Operations, and the President of The Baldwin Group and CEO of Underwriting, Capacity & Technology Operations (collectively, the “Group 1 Executives”) or a severance payment (paid over a 12-month period) calculated as base salary multiplied by one in the case of the Chief Accounting Officer, General Counsel, Chief Colleague Officer, Chief Marketing Officer, and Chief Digital and Information Officer of the Company (collectively, the “Group 2 Executives”);
•payment of any earned but unpaid bonus under the Annual Incentive Plan for the completed prior year if the Qualifying Separation from Service occurs prior to the scheduled date of the payment for such bonus;
•a portion of the NEO’s Annual Incentive Plan payment for the year in which the Qualifying Separation from Service occurs, determined in accordance with the applicable criteria (assuming the “Target” threshold was achieved) under the Annual Incentive Plan and pro-rated for the time in the NEO’s role for such year;
•continued vesting of time-based equity awards under the Omnibus Plan; and
•payment of the NEO’s premiums under the Consolidated Budget Reconciliation Act of 1985, as amended from time to time (“COBRA”) for a period of up to 12 months following the Qualifying Separation from Service.

2025 Proxy Statement	53

COMPENSATION TABLES	TABLE OF CONTENTS
CHANGE IN CONTROL
The Severance Plan also provides for the payment of enhanced severance and other benefits to NEOs in the event of a Change in Control (as defined in the Severance Plan) during the Protected Period (as defined in the Severance Plan). In the event of a Change in Control not involving a Qualifying Separation from Service within the period beginning 90 days before the Change in Control and ending on the date 12 months following the Change in Control (the “Change in Control Period”), the Severance Plan provides the following payments and benefits to the NEOs:
•continued participation in the applicable bonus program pursuant to the Annual Incentive Plan or bonus provided by the NEO’s employment agreement in the event the Annual Incentive Plan or such employment agreement is assumed by the acquiror, or payment of a pro-rated bonus (assuming the “Target” threshold was achieved) based on the portion of the current year in which the NEO was employed by the Company prior to the Change in Control in the event the Annual Incentive Plan or employment agreement is not assumed by the acquiror; and
•continued vesting of time-based and performance-based equity awards under the Omnibus Plan in the event the Omnibus Plan is assumed by the acquiror or accelerated vesting of time-based and performance-based equity awards under the Omnibus Plan in the event the Omnibus Plan is not assumed by the acquiror (with such acceleration effective as of date of the Change in Control with any applicable performance-based vesting determined in good faith by the Compensation Committee upon such Change in Control, treating the effective date of such Change in Control as the last day of the applicable performance period).
QUALIFYING SEPARATION FROM SERVICE UPON A CHANGE IN CONTROL
In the event of a Qualifying Separation from Service during the Change in Control Period, and subject to the NEO’s execution of a general release of liability in favor of the Company and compliance with the terms of any restrictive covenant agreement for two years following the Qualifying Separation from Service, the Severance Plan provides the following payments and benefits to the NEOs:
•a severance payment (paid over a 24-month period) calculated as base salary multiplied by two in the case of the Group 1 Executives or a severance payment (paid over a 12-month period) calculated as base salary multiplied by one in the case of the Group 2 Executives;
•payment of any earned but unpaid bonus under the Annual Incentive Plan for the completed prior year if the Qualifying Separation from Service occurs prior to the scheduled date of the payment for such bonus;
•a portion of the NEO’s Annual Incentive Plan payment for the year in which the Qualifying Separation from Service occurs, determined in accordance with the applicable criteria under the Annual Incentive Plan (assuming the “Target” threshold was achieved) and pro-rated for the time in the NEO’s role for such year;
•accelerated vesting of time-based and performance-based equity awards under the Omnibus Plan (with such acceleration effective as of the date of the Qualifying Separation from Service with any applicable performance-based vesting determined in good faith by the Compensation Committee upon such Change in Control, treating the effective date of such Change in Control as the last day of the applicable performance period); and
•payment of the NEO’s COBRA premiums for a period of up to twelve months following the Qualifying Separation from Service.
The terms and provisions under the Severance Plan supersede any conflicting provisions regarding retirement, change in control, severance, vesting or other similar provisions set forth in any separate individual employment agreement, award agreement or other agreement entered into between the Company and the NEO.

54	2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION TABLES
The table below sets forth the estimated value each NEO would have received with respect to severance, COBRA premiums, the Annual Incentive Plan, RSAs and PSUs given the triggering events as discussed above would have occurred on December 31, 2024.

Name	Retirement ($)	Qualifying Separation from Service With No Change in Control ($)	Change in Control ($)	Qualifying Separation from Service Upon a Change in Control ($)

Trevor Baldwin
Severance	—	600,000	—	800,000
Annual Incentive Plan	2,170,000	2,170,000	2,170,000	2,170,000
COBRA premiums	—	23,500	—	23,500
RSAs(1)	515,585	515,585	515,585	515,585
PSUs(2)	17,795,104	—	17,795,104	17,795,104
Bradford Hale
Severance	—	450,000	—	600,000
Annual Incentive Plan	1,083,593	1,083,593	1,083,593	1,083,593
COBRA premiums	—	23,000	—	23,000
RSAs(1)	1,212,607	1,212,607	1,212,607	1,212,607
PSUs(2)	7,943,784	—	7,943,784	7,943,784
Daniel Galbraith
Severance	—	450,000	—	600,000
Annual Incentive Plan	1,099,593	1,099,593	1,099,593	1,099,593
COBRA premiums	—	23,500	—	23,500
RSAs(1)	243,607	243,607	243,607	243,607
PSUs(2)	7,943,784	—	7,943,784	7,943,784
Jim Roche
Severance	—	450,000	—	600,000
Annual Incentive Plan	1,069,593	1,069,593	1,069,593	1,069,593
COBRA premiums	—	17,000	—	17,000
RSAs(1)	134,187	134,187	134,187	134,187
PSUs(2)	7,709,480	—	7,709,480	7,709,480
Seth Cohen
Severance	—	300,000	—	300,000
Annual Incentive Plan	571,670	571,670	571,670	571,670
COBRA premiums	—	23,000	—	23,000
RSAs(1)	341,593	341,593	341,593	341,593
PSUs(2)	2,330,561	—	2,330,561	2,330,561
1.The amounts shown are based on the closing market price of our Class A common stock of $38.76 per share on December 31, 2024.
2.The Severance Plan provides that, upon a change in control, the Compensation Committee will determine, in good faith, the performance achieved and the related number of shares that will vest. The amounts shown utilize TSR calculations provided by FW Cook to estimate the level of awards the Board would have determined to have been achieved at December 31, 2024 valued using the closing market price of our Class A common stock of $38.76 per share on December 31, 2024.

2025 Proxy Statement	55

Pay Versus Performance
Pay Versus Performance Table
The following pay versus performance table contains information regarding compensation paid to our principal executive officer (“PEO”) and our other NEOs during the five years ended December 31, 2024 (to the extent they served as our NEOs for such years), our total shareholder return and that of our peer group, and other measures of Baldwin's performance.

	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:			Organic Revenue Growth(7) (%)
Year					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)	Net Income (Loss) ($)

2024	5,707,414	11,530,896	2,642,462	4,896,011	241.50	192.83	(41,081,000)	17%
2023	6,398,090	3,745,445	5,548,314	3,040,128	149.66	158.02	(164,019,000)	19%
2022	4,752,320	3,795,606	2,167,992	(691,351)	156.64	144.45	(76,748,000)	23%
2021	3,445,981	3,913,812	1,858,487	3,261,901	224.99	147.05	(58,120,000)	22%
2020	1,124,000	1,124,000	1,197,355	6,792,375	186.73	106.87	(29,885,000)	16%
1.Summary compensation table total for PEO amounts represent those reported for Trevor Baldwin. our Chief Executive Officer, for each of the corresponding years in the “Total” column of the Summary Compensation Table.
2.Compensation actually paid to PEO represents that of Mr. Baldwin, which is computed in accordance with Item 402(v) of Regulation S-K and does not reflect total compensation actually realized or received. Compensation actually paid to PEO is calculated as follows for each of the years presented. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Calculation of Compensation Actually Paid to PEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	5,707,414	6,398,090	4,752,320	3,445,981	1,124,000
Less: value of Stock Awards per the Summary Compensation Table	(3,137,414)	(3,828,490)	(2,453,920)	(1,344,981)	—
Plus: year-end fair value of awards granted in covered fiscal year that are unvested at year-end	4,913,771	2,546,549	2,291,676	1,812,812	—
Plus or minus: covered year change in fair value of awards granted in prior years that are unvested at year-end	4,020,709	(553,618)	(775,704)	—	—
Plus or minus: covered year change in fair value through vest date of awards granted in prior years that vested in the covered fiscal year	26,416	(13,111)	(18,766)	—	—
Less: prior year-end fair value of awards granted in prior years that failed to meet vesting in the covered fiscal year	—	(803,975)	—	—	—
Compensation Actually Paid to PEO	11,530,896	3,745,445	3,795,606	3,913,812	1,124,000

56	2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE
3.Average summary compensation table total for Non-PEO NEOs is calculated as (i) the average summary compensation table total amounts for Messrs. Hale, Galbraith, Roche and Cohen for 2024; (ii) the average summary compensation table total amounts for Messrs. Hale and Galbraith, John Valentine and Kris Wiebeck for 2023, 2022 and 2021 (Messrs. Roche and Cohen's 2023, 2022 and 2021 compensation is not required to be disclosed because 2024 was their first year as NEOs); and (iii) the summary compensation table total amounts for Messrs. Galbraith, Valentine and Wiebeck for 2020 (Mr. Hale's 2020 compensation is not required to be disclosed because 2021 was his first year as an NEO and Messrs. Roche and Cohen's 2020 compensation is not required to be disclosed because 2024 was their first year as NEOs).
4.Average compensation actually paid to Non-PEO NEOs is calculated as (i) the average amounts paid to Messrs. Hale, Galbraith, Roche and Cohen for 2024; (ii) the average amounts paid to Messrs. Hale, Galbraith, Valentine and Wiebeck for 2023, 2022 and 2021 (Messrs. Roche and Cohen's 2023, 2022 and 2021 compensation is not required to be disclosed because 2024 was their first year as NEOs); and (iii) the average amounts paid to Messrs. Galbraith, Valentine and Wiebeck for 2020 (Mr. Hale's 2020 compensation is not required to be disclosed because 2021 was his first year as an NEO and Messrs. Roche and Cohen's 2020 compensation is not required to be disclosed because 2024 was their first year as NEOs). Compensation actually paid to non-PEO NEOs is computed in accordance with Item 402(v) of Regulation S-K and does not reflect total compensation actually realized or received. Compensation actually paid to non-PEO NEOs is calculated as follows for each of the years presented. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Calculation of Compensation Actually Paid to Non-PEO NEOs	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	2,642,462	5,548,314	2,167,992	1,858,487	1,197,355
Less: value of Stock Awards per the Summary Compensation Table	(1,182,025)	(2,669,401)	(1,051,634)	(977,255)	—
Plus: year-end fair value of awards granted in covered fiscal year that are unvested at year-end	1,842,884	1,485,366	982,104	1,313,314	—
Plus or minus: covered year change in fair value of awards granted in prior years that are unvested at year-end	1,558,528	(245,240)	(1,712,535)	1,319,326	5,773,023
Plus or minus: covered year change in fair value through vest date of awards granted in prior years that vested in the covered fiscal year	34,162	(137,999)	(1,077,278)	(251,971)	(178,003)
Less: prior year-end fair value of awards granted in prior years that failed to meet vesting in the covered fiscal year	—	(940,912)	—	—	—
Compensation Actually Paid to Non-PEO NEOs	4,896,011	3,040,128	(691,351)	3,261,901	6,792,375
5.Total shareholder return represents that of the Company, assuming $100 was invested on December 31, 2019.
6.Peer group total shareholder return represents that of the S&P Composite 1500 Insurance Brokers Index, assuming $100 was invested on December 31, 2019.
7.Organic revenue is calculated as commissions and fees for the relevant period, excluding (i) the first twelve months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. Refer to the Appendix to this Proxy Statement for reconciliations of non-GAAP financial measures to comparable GAAP financial measures.

2025 Proxy Statement	57

PAY VERSUS PERFORMANCE	TABLE OF CONTENTS
Pay Versus Performance Graphs
The following graphs display the relationships for compensation actually paid to PEO (“PEO CAP”) and average compensation actually paid to non-PEO NEOs (“NEO CAP”) versus TSR, net income (loss) and organic revenue growth for the five years ended December 31, 2024.

COMPENSATION ACTUALLY PAID, BALDWIN TSR AND PEER GROUP TSR

$187
$225
$157
$150
$242
$107
$147
$144
$158
$193
$1.12
$6.79
$3.91
$3.26
$3.80
$(0.69)
$3.75
$3.04
$11.53
$4.90
2020
2021
2022
2023
2024
PEO CAP (mm)
NEO CAP (mm)
Baldwin TSR
Peer Group TSR

COMPENSATION ACTUALLY PAID AND NET INCOME (LOSS)

$(29.9)
$(58.1)
$(76.7)
$(164.0)
$(41.1)
$1.12
$6.79
$3.91
$3.26
$3.80
$(0.69)
$3.75
$3.04
$11.53
$4.90
2020
2021
2022
2023
2024
PEO CAP (mm)
NEO CAP (mm)
Net income (loss) (mm)

58	2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE

COMPENSATION ACTUALLY PAID AND ORGANIC REVENUE GROWTH

16%
22%
23%
19%
17%
$1.12
$6.79
$3.91
$3.26
$3.80
$(0.69)
$3.75
$3.04
$11.53
$4.90
2020
2021
2022
2023
2024
PEO CAP (mm)
NEO CAP (mm)
Organic Revenue Growth

Financial Performance Measures
As previously discussed under the “Compensation Discussion and Analysis,” pay for performance is our guiding principle. The measures used by the Company for both long-term and short-term incentive awards have been selected because the Compensation Committee believes they incentivize our executive officers to make business decisions that align with the long-term interests of our shareholders. The most important financial performance measures used to link compensation actually paid to our NEOs for 2024 are as follows:

Most Important Measures in Determining NEO Pay
Organic revenue growth
Adjusted EBITDA / adjusted EBITDA growth
Adjusted diluted EPS / adjusted diluted EPS growth
Relative TSR

2025 Proxy Statement	59

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Trevor Baldwin, our Chief Executive Officer (“CEO”), to the annual total compensation of the median compensated colleague (excluding Mr. Baldwin). For 2024, Mr. Baldwin’s total compensation was $5,707,414, as reported for 2024 in the “Total” column in the Summary Compensation Table, and the annual total compensation of our median compensated colleague was $81,531. The ratio between these two amounts was 70 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) and the methodology described below. Because the SEC rules for identifying the median compensated colleague and calculating the pay ratio based on that colleague’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We determined there was no change in our employee population or employee compensation arrangements during the last completed fiscal year that we believe would significantly impact the pay ratio disclosure for 2024. Accordingly, we used the same median employee we identified in 2022 for purposes of calculating our pay ratio disclosure for fiscal year 2024.
As of December 31, 2022, our total colleague population consisted of approximately 3,800 individuals, and we used 2022 gross taxable income as set forth in our payroll data from these individuals to determine our median colleague on December 31, 2022. We calculated the annual total compensation of our median colleague for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is consistent with the methodology used to calculate the annual total compensation of our CEO, as reported for 2024 in the “Total” column of the Summary Compensation Table.

60	2025 Proxy Statement

Security Ownership of Certain
Beneficial Owners and Management
Beneficial Ownership of Directors and Executive Officers
The following table sets forth information as of the Record Date of April 7, 2025 (unless otherwise indicated) regarding the beneficial ownership of the Company’s Class A common stock and Class B common stock by (i) each director and director nominee, (ii) each named executive officer, and (iii) all current directors and executive officers as a group. As of April 7, 2025, 118,494,017 shares of Baldwin’s common stock were issued and outstanding, consisting of 70,236,423 shares of Class A common stock and 48,257,594 shares of Class B common stock.
Subject to the terms of the Amended LLC Agreement, Class B common stock can be exchanged (together with a corresponding number of LLC Units) for shares of Class A common stock on a one-for-one basis, subject to certain restrictions, and the shares of Class B common stock will be cancelled on a one-for-one basis with the redemption or exchange. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable upon the vesting of restricted stock units within 60 days of April 7, 2025. Unless otherwise indicated, the address for each listed shareholder is: c/o 4211 W. Boy Scout Boulevard. Suite 800, Tampa, Florida 33607. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Voting Power(3) (%)
Name of Beneficial Owner	Number (#)	Percentage(1) (%)	Number (#)	Percentage(2) (%)

Lowry Baldwin(4)	218,051	*	20,314,358	42.1%	17.3%
Trevor Baldwin(5)	39,010	*	2,117,388	4.4%	1.8%
Jim Roche	138,997	*	1,036,786	2.1%	1.0%
Daniel Galbraith(6)	43,056	*	1,145,992	2.4%	1.0%
Bradford Hale(7)	134,659	*	120,171	*	*
Seth Cohen	17,736	*	—	*	*
Jay Cohen	13,635	*	—	*	*
Joseph Kadow(8)	19,612	*	—	*	*
Barbara Matas	14,612	*	—	*	*
Sathish Muthukrishnan	5,266	*	—	*	*
Sunita Parasuraman	9,457	*	—	*	*
Ellyn Shook	9,457	*	—	*	*
Chris Sullivan	80,694	*	—	*	*
Myron Williams	9,457	*	—	*	*
All directors and executive officers as a group (15 persons)(4)(5)(6)(7)	583,731	*	21,351,144	44.2%	18.5%
* Represents less than 1% of the issued and outstanding shares of Baldwin's common stock as of April 7, 2025.

2025 Proxy Statement	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS
1.Calculated as the number of shares of Class A common stock beneficially owned, divided by the number of shares of Class A common stock issued and outstanding of 70,236,423 as of April 7, 2025.
2.Calculated as the number of shares of Class B common stock beneficially owned, divided by the number of shares of Class B common stock issued and outstanding of 48,257,594 as of April 7, 2025.
3.Calculated as the sum of the number of shares of common stock beneficially owned, divided by the number of shares of common stock issued and outstanding of 118,494,017 as of April 7, 2025.
4.Lowry Baldwin's Class A common stock consists of 218,051 shares beneficially owned by the Voting Group (as defined below). Lowry Baldwin's Class B common stock consists of 12,777,590 shares beneficially owned by BIGH, an entity controlled by Lowry Baldwin, and an additional 7,536,768 shares beneficially owned by the Voting Group. The “Voting Group” is a group comprised of Lowry Baldwin, our Board Chair; BIGH, an entity controlled by Lowry Baldwin; Elizabeth Krystyn; Laura Sherman; Trevor Baldwin, our Chief Executive Officer; Daniel Galbraith, President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations; Bradford Hale, our Chief Financial Officer; and certain trusts established by such individuals who are party to a voting agreement, as amended, with Lowry Baldwin, our Board Chair, pursuant to which, in connection with any meeting of our shareholders or any written consent of our shareholders, each such person and trust party thereto will agree to vote or exercise their right to consent in the manner directed by Lowry Baldwin. As a result, Lowry Baldwin has shared voting power over 218,051 shares of Class A common stock and 7,536,768 shares of Class B common stock beneficially owned by the Voting Group.
5.Trevor Baldwin's Class A common stock consists of 11,334 shares beneficially owned directly by Trevor Baldwin and 27,676 shares beneficially owned by the TLB 2020 Trust, of which Trevor Baldwin is the sole trustee. Trevor Baldwin's Class B common stock consists of 2,117,388 shares beneficially owned by the TLB 2020 Trust. As a member of the Voting Group, Trevor Baldwin has shared voting power over the shares of Class A common stock and Class B common stock that he beneficially owns. Excludes the shares indirectly held by Trevor Baldwin through his ownership interest in BIGH, an entity controlled by Trevor Baldwin’s father, Lowry Baldwin.
6.Mr. Galbraith's Class B common stock consists of 1,134,644 shares beneficially owned by the Daniel A. Galbraith 2020 Revocable Trust dated July 27, 2020, of which Mr. Galbraith is the sole trustee, and 11,348 shares beneficially owned by the Daniel A. Galbraith 2020 Irrevocable Trust dated August 5, 2020, of which Mr. Galbraith's spouse, Elizabeth Galbraith, is the sole trustee. As a member of the Voting Group, Mr. Galbraith has shared voting power over the shares of Class A common stock and Class B common stock that he beneficially owns.
7.Mr. Hale's Class A common stock consists of 134,659 shares beneficially owned directly by Mr. Hale. As a member of the Voting Group, Mr. Hale has shared voting power over the shares of Class A common stock and Class B common stock that he beneficially owns.
8.Mr. Kadow's Class A common stock consists of 14,612 shares beneficially owned directly by Mr. Kadow and 5,000 shares beneficially owned by the Joseph J. Kadow Revocable Trust of 2008.

62	2025 Proxy Statement

TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of More Than 5% Owners
The following table sets forth information as of the Record Date of April 7, 2025 (unless otherwise indicated) regarding the beneficial ownership of the Company’s Class A common stock and Class B common stock by each person known to the Company to beneficially own more than 5% of each class of outstanding stock of the Company based solely on the Company’s review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. As of April 7, 2025, 118,494,017 shares of Baldwin’s common stock were issued and outstanding, consisting of 70,236,423 shares of Class A common stock and 48,257,594 shares of Class B common stock. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Voting Power(3) (%)
Name of Beneficial Owner	Number (#)	Percentage(1) (%)	Number (#)	Percentage(2) (%)

Lowry Baldwin(4)	218,051	0.3%	20,314,358	42.1%	17.3%
FMR LLC(5)	8,398,745	12.0%	—	—	7.1%
The Villages Invesco, LLC(6)	—	—	6,263,805	13.0%	5.3%
The Vanguard Group(7)	6,107,277	8.7%	—	—	5.2%
William Blair Investment Management, LLC(8)	4,907,589	7.0%	—	—	4.1%
BlackRock, Inc.(9)	4,612,410	6.6%	—	—	3.9%
IHC Holdings, Inc.(10)	—	—	3,507,622	7.3%	3.0%
1.Calculated as the number of shares of Class A common stock beneficially owned, divided by the number of shares of Class A common stock issued and outstanding of 70,236,423 as of April 7, 2025.
2.Calculated as the number of shares of Class B common stock beneficially owned, divided by the amount of Class B common stock issued and outstanding of 48,257,594 as of April 7, 2025.
3.Calculated as the sum of the number of shares of common stock beneficially owned, divided by the number of shares of common stock issued and outstanding of 118,494,017 as of April 7, 2025.
4.Lowry Baldwin's Class A common stock consists of 218,051 shares of Class A common stock beneficially owned by the Voting Group. Lowry Baldwin's Class B common stock consists of 12,777,590 shares beneficially owned by BIGH, an entity controlled by Lowry Baldwin, and an additional 7,536,768 shares beneficially owned by the Voting Group. Lowry Baldwin has shared voting power over 218,051 shares of Class A common stock and 7,536,768 shares of Class B common stock beneficially owned by the Voting Group.
5.Based on the Schedule 13G/A filed with the SEC on February 12, 2025 by FMR LLC (“FMR”) and Abigail P. Johnson, a director and the Chairman and the Chief Executive Officer of FMR. According to the Schedule 13G/A, FMR has sole voting power over 8,396,655 shares of Class A common stock and sole dispositive power over 8,398,745 shares of Class A common stock and Abigail P. Johnson has sole dispositive power over 8,398,745 shares of Class A common stock. The business address for FMR is 245 Summer Street, Boston, MA 02210.
6.Based in part on the Schedule 13G filed with the SEC on February 18, 2020 by The Villages Invesco LLC (“Invesco”) and Insurance Agencies of The Villages, Inc. (“Insurance Agencies”). According to the Schedule 13G, Invesco has shared voting and dispositive power over 3,077,559 shares of Class B common stock and Insurance Agencies has shared voting and dispositive power over 3,186,246 shares of Class B common stock. Invesco and Insurance Agencies are each 100% owned in equal amounts and jointly controlled by the family trusts of Mark G. Morse, Tracy M. Dadeo, and Jennifer L. Parr, who have full voting and dispositive control over the family trust for which they serve as trustee. The business address for each of the reporting persons is 3619 Kiessel Road, The Villages, FL 32163.
7.Based on the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard has shared voting power over 112,341 shares of Class A common stock, sole dispositive power over 5,937,971 shares of Class A common stock and shared dispositive power over 169,306 shares of Class A common stock. The business address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
8.Based on the Schedule 13G filed with the SEC on February 12, 2025 by William Blair Investment Management, LLC (“William Blair”). According to the Schedule 13G, William Blair has sole voting power over 4,359,872 shares of Class A common stock and sole dispositive power over 4,907,589 shares of Class A common stock. The business address for William Blair is 150 North Riverside Plaza, Chicago, IL 60606.

2025 Proxy Statement	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS
9.Based on the Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power over 4,545,787 shares of Class A common stock and sole dispositive power over 4,612,410 shares of Class A common stock. The business address for BlackRock is 50 Hudson Yards, New York, NY 10001.
10.Based in part on the Schedule 13G filed with the SEC on December 10, 2020 by IHC Holdings, Inc. (“IHC”) and Brian Kapiloff. According to the Schedule 13G, IHC and Brian Kapiloff, president, director and majority owner of IHC, have shared voting and dispositive power over the reported shares of Class B common stock. The business address for IHC is 5151 San Felipe, Suite 2400, Houston, TX 77056.

64	2025 Proxy Statement

Proposal No. 3: Ratification for the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 and is seeking ratification of this selection by our shareholders at the Annual Meeting. PricewaterhouseCoopers LLP audited our financial statements for each of the fiscal years ended December 31, 2019 through December 31, 2024. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our by-laws nor other governing documents or law require shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our shareholders.
Audit and Non-Audit Services
The following table provides information regarding the fees incurred from PricewaterhouseCoopers LLP during the years ended December 31, 2024 and 2023.

	For the Years Ended December 31,
	2024 ($)	2023 ($)

Audit Fees(1)	4,498,185	3,790,000
Audit-Related Fees(2)	105,000	—
Tax Fees(3)	—	—
All Other Fees(4)	2,000	2,000
Total Fees	4,605,185	3,792,000
1.Audit Fees represent fees of PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements and internal controls included in our Annual Report on Form 10-K, the reviews of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, and other services provided, as applicable, in connection with registration statements and regulatory filings, such as comfort letters, attest services, consents and assistance with review of documents filed with the SEC.
2.Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements which are not otherwise reported under Audit Fees.
3.Tax Fees generally consist of fees for tax compliance and return preparation, and tax planning and advice.
4.All Other Fees consist of fees paid for PricewaterhouseCoopers LLP's disclosure checklist tool.
VOTE REQUIRED
The affirmative vote of a majority of the shares of our Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. A vote to abstain will be treated as cast “Against” this proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2025.

2025 Proxy Statement	65

Audit Committee Matters
Audit Committee Pre-Approval Policies and Procedures
Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our Audit Committee must review the terms of the proposed engagement and pre-approve the engagement. The Audit Committee may delegate authority to one or more of the members of the Audit Committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full Audit Committee at its next scheduled meeting. Audit Committee pre-approval of non-audit services (other than review and attest services) are not required if those services fall within available exceptions established by the SEC.
The Audit Committee pre-approved all audit, audit-related, tax and other services, if any, provided by PricewaterhouseCoopers LLP for the fiscal year 2024 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.
Audit Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of The Baldwin Insurance Group, Inc. (“Baldwin”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of Baldwin’s Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available in the “Governance” section of Baldwin’s investor relations website at https://ir.baldwin.com/corporate-governance/governance-overview. Management has the primary responsibility for Baldwin’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Baldwin’s audited financial statements as of and for the year ended December 31, 2024.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, Baldwin’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and Rule 2-07 of SEC Regulation S-X. In addition, the Audit Committee discussed PricewaterhouseCoopers LLP’s independence with their representative and has received the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB from PricewaterhouseCoopers LLP. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of Baldwin’s financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that Baldwin's audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee also approved the engagement of PricewaterhouseCoopers LLP as Baldwin’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of this selection by the shareholders.
AUDIT COMMITTEE
Barbara Matas, Chair
Jay Cohen
Joseph Kadow
Sunita Parasuraman

66	2025 Proxy Statement

Information About Voting and the Meeting
Date, Time and Place of Meeting
Date: June 5, 2025
Time: 10:00 AM Eastern Daylight Time
Place: 4211 W. Boy Scout Boulevard, Suite 800, Tampa, Florida 33607
Where can I access the Proxy materials and Annual Report?
Pursuant to SEC rules, we are furnishing proxy materials to certain shareholders via the Internet instead of mailing printed copies. By doing so, our shareholders will receive our proxy materials more quickly and we will reduce costs and the environmental impact of our Annual Meeting. On or about April 23, 2025, we commenced mailing a Notice of Internet Availability of Proxy Materials to our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one. You may request paper copies of Baldwin’s 2024 Annual Report on Form 10-K, this Proxy Statement and proxy card by following the instructions in the Notice.
Baldwin’s 2024 Annual Report and this Proxy Statement are also available on our investor relations website at https://ir.baldwin.com/financials/sec-filings and at the SEC’s website at www.sec.gov. We reference multiple websites in this Proxy Statement. None of the information on any of the websites we refer to form a part of, nor is incorporated by reference in, this Proxy Statement.
Who can vote at the Annual Meeting?
The Company has two classes of voting securities: Class A common stock, $0.01 par value per share, and Class B common stock, $0.0001 par value per share. Each class of common stock entitles its holders to one vote per share on all matters submitted to a vote of the Company’s shareholders. Only shareholders of record at the close of business on April 7, 2025, the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 118,494,017 shares outstanding and entitled to vote, consisting of 70,236,423 shares of Class A common stock and 48,257,594 shares of Class B common stock.
What am I being asked to vote on?
You are being asked to vote on three proposals:
•Proposal No. 1: To elect three directors to hold office until the 2028 annual meeting of shareholders or until their successors are duly elected and qualified;
•Proposal No. 2: To approve, on an advisory basis, the compensation of our NEOs; and
•Proposal No. 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR each of the director nominees;
•FOR the approval, on an advisory basis, of the named executive officer compensation; and
•FOR ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2025.
How do I vote?
•For Proposal No. 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the Board of Directors.
•For Proposal No. 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.
•For Proposal No. 3, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

2025 Proxy Statement	67

INFORMATION ABOUT VOTING AND THE MEETING	TABLE OF CONTENTS
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner, are described below.
How do I vote shares registered in my name?
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, LLC, then you are a shareholder of record. If you are a shareholder of record, you may vote in any of the following manners:
•To vote in person, come to the Annual Meeting.
•To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability of Materials or on the enclosed proxy card. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
•To vote by telephone, call the toll-free number found on the enclosed proxy card, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Materials.
•To vote by mail, complete, sign and date the enclosed proxy card and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.
Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Daylight Time on June 4, 2025. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
How do I vote shares registered in the name of my broker, bank or other agent?
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting, unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.
Who counts the votes?
An automated system administered by Broadridge Financial Solutions, Inc. will tabulate the votes.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations identifying individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either to the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal No. 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal No. 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. For Proposal No. 3, the Inspector of Election will separately count “For” and “Against” votes and abstentions. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information explaining "broker non-votes" and matters that are considered "routine" and "non-routine."

68	2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT VOTING AND THE MEETING
What are “broker non-votes?”
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals. Broker non-votes have no impact on any of the vote results.
Which ballot measures are considered “routine” and “non-routine?”
The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 3) is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the approval of, on an advisory basis, the named executive officer compensation (Proposal No. 2) are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 and Proposal No. 2.
How many votes are needed to approve each proposal?
With respect to Proposal No. 1, directors will be elected by a plurality of the votes cast with respect to the election of such director (excluding “Withheld” and broker non-votes, which will not affect the outcome of the vote). This means that the nominees receiving the highest number of affirmative (“For”) votes (among votes properly cast in-person or by proxy) will be elected as directors.
With respect to Proposal No. 2, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. “Abstain” votes are treated as cast “Against” Proposal No. 2. Broker non-votes have no effect on the outcome of the vote.
With respect to Proposal No. 3, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. “Abstain” votes are treated as cast “Against” Proposal No. 3.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a proxy card, but do not make specific choices?
If we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nominees for director, "For" the approval of, on an advisory basis, the named executive officer compensation, and “For” the ratification of the selection, by the Audit Committee of our Board of Directors, of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How is Baldwin soliciting proxies?
The Board of Directors is soliciting proxies to be voted at the Annual Meeting. After the notices for this Proxy Statement are initially distributed, we and our agents may also solicit proxies by mail, electronic mail, telephone, or in person.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to those proxy materials received by mail, our directors, officers, and colleagues may also solicit proxies in person, by telephone or by other means of communication. Directors, officers, and colleagues will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

2025 Proxy Statement	69

INFORMATION ABOUT VOTING AND THE MEETING	TABLE OF CONTENTS
What is householding?
Householding is a procedure approved by the SEC whereby multiple shareholders of record who share the same address will receive only one Notice of Internet Availability of Materials or one set of proxy materials. We have undertaken householding to reduce printing costs and postage fees. Brokers with account holders who are Baldwin shareholders may be householding our proxy materials. A single Proxy Statement and 2024 Annual Report may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Baldwin that you no longer wish to participate in householding. Record holders who wish to begin or discontinue householding may contact Broadridge Financial Solutions, Inc. (“Broadridge”) by calling 1-866-540-7095, or by writing to Broadridge at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. Broadridge will undertake the necessary steps to continue or discontinue householding upon such request of a record holder. Beneficial owners who wish to begin or discontinue householding should contact their broker or other intermediary. In addition, Baldwin will deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Statement and 2024 Annual Report promptly to any shareholder at a shared address to which a single copy of the documents was delivered.
What does it mean if I receive more than one Notice of Internet Availability of Materials or more than one set of printed materials?
If you receive more than one Notice of Internet Availability of Materials or more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Materials or proxy card you receive, which include voting over the Internet, telephone, or by signing and returning any of the proxy cards you receive.
Can I change my vote after submitting my proxy vote?
Yes. You may revoke your proxy vote at any time before the final vote at the Annual Meeting.
If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:
•You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•You may send a written notice that you are revoking your proxy to Baldwin’s General Counsel at 4211 W. Boy Scout Boulevard, Suite 800, Tampa, Florida 33607.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy may vote your shares using his or her best judgment if discretion is permitted under SEC rules.
When are shareholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2025, to Baldwin’s General Counsel at 4211 W. Boy Scout Boulevard, Suite 800, Tampa, Florida 33607. The period to (i) submit a proposal that is not to be included in our proxy materials for the next year’s annual meeting pursuant to the SEC’s shareholder proposal procedures or to nominate a director and (ii) provide notice that you intend to solicit proxies for the Company's next annual meeting in support of director nominees other than the Company's nominees is between February 5, 2026 and March 7, 2026; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 5, 2026, you must give notice not earlier than the 120th day prior to the annual meeting and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. Any shareholder proposal presented outside the times listed herein or otherwise not following the process stated herein shall be deemed untimely. You are also advised to review our by-laws, which contain additional requirements about advance notice of shareholder proposals and director nominations. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b).

70	2025 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT VOTING AND THE MEETING
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On April 7, 2025, the Record Date, there were 118,494,017 shares of common stock outstanding and entitled to vote, consisting of 70,236,423 shares of Class A common stock and 48,257,594 shares of Class B common stock. Accordingly, at least 59,247,009 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.
If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if the proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Other Business
As of the date of this Proxy Statement, we are not aware of any matters to be raised at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, the people named as proxy holders on the proxy card will vote your proxy on those matters in their discretion. If any of our nominees are not available as a candidate for director, the proxy holders will vote your proxy for any other candidate the Board of Directors may nominate or the Board of Directors may choose to decrease the size of the Board of Directors.

2025 Proxy Statement	71

Appendix: Non-GAAP Financial Measures
In this Proxy Statement, we discuss certain non-GAAP financial measures described below. Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”) and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenues. Adjusted EBITDA margin is a key metric used by management and our Board of Directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

2025 Proxy Statement	A-1

APPENDIX	TABLE OF CONTENTS
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Years Ended December 31,
(in thousands, except percentages)	2024	2023

Revenues	$1,389,037	$1,218,555

Net loss	(41,081)	(164,019)
Adjustments to net loss:
Interest expense, net	123,644	119,465
Amortization expense	102,730	92,704
Share-based compensation	65,503	56,222
Colleague earnout incentives	41,917	8,020
Gain on divestitures	(38,953)	—
Loss on extinguishment and modification of debt	15,113	—
Transaction-related partnership and integration expenses	10,501	20,728
Income and other taxes(1)	7,184	1,285
Depreciation expense	6,194	5,698
Severance	5,756	18,514
Change in fair value of contingent consideration	(4,949)	61,083
Loss on interest rate caps	244	1,670
Other(2)	18,682	28,834
Adjusted EBITDA	$312,485	$250,204

Net loss margin	(3)%	(13)%
Adjusted EBITDA margin	22.5%	20.5%
1.Other taxes in 2024 include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
2.Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

A-2	2025 Proxy Statement

TABLE OF CONTENTS	APPENDIX
Organic Revenue and Organic Revenue Growth
We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new partners, and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, revenues from a partner acquired on June 1, 2023 are excluded from organic revenue for 2023. However, after June 1, 2024, results from June 1, 2023 to December 31, 2023 for such partners are compared to results from June 1, 2024 to December 31, 2024 for purposes of calculating organic revenue growth in 2024. Organic revenue growth is a key metric used by management and our Board of Directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Years Ended December 31,
(in thousands, except percentages)	2024	2023

Commissions and fees	$1,377,116	$1,211,828
Partnership commissions and fees(1)	—	(44,696)
Organic revenue	$1,377,116	$1,167,132
Organic revenue growth(2)	196,922	187,213
Organic revenue growth(2)	17%	19%
1.Includes the first twelve months of such commissions and fees generated from newly acquired partners.
2.Organic revenue for the year ended December 31, 2023 used to calculate organic revenue growth for the year ended December 31, 2024 was $1.18 billion, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024.
Adjusted Net Income and Adjusted Diluted EPS
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
The following table reconciles adjusted net income to net loss attributable to Baldwin and reconciles adjusted diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

2025 Proxy Statement	A-3

APPENDIX	TABLE OF CONTENTS

	For the Years Ended December 31,
(in thousands)	2024	2023	2022	2021	2020	2019

Net loss attributable to Baldwin	$(24,518)	$(90,141)	$(41,772)	$(30,646)	$(15,696)	$(8,650)
Net loss attributable to noncontrolling interests	(16,563)	(73,878)	(34,976)	(27,474)	(14,189)	(13,804)
Amortization expense	102,730	92,704	81,738	48,720	19,038	10,007
Share-based compensation	65,503	56,222	47,389	19,193	7,744	4,561
Colleague earnout incentives	41,917	8,020	—	—	—	—
Gain on divestitures	(38,953)	—	—	—	—	—
Loss on extinguishment and modification of debt	15,113	—	—	—	—	6,732
Transaction-related partnership and integration expenses	10,501	20,728	34,588	19,182	13,851	2,204
Income tax expense	6,537	—	—	—	—	—
Depreciation	6,194	5,698	4,620	2,788	1,129	542
Amortization of deferred financing costs	5,841	5,129	5,120	3,506	1,002	1,312
Severance	5,756	18,514	1,255	871	89	329
Change in fair value of contingent consideration	(4,949)	61,083	32,307	45,196	20,516	10,829
(Gain) loss on interest rate caps, net of cash settlements	2,544	12,588	(24,012)	123	—	—
Capital related expenses	—	—	—	—	1,087	4,739
Other(1)	18,682	28,834	25,774	8,038	2,535	375
Adjusted pre-tax income	196,335	145,501	132,031	89,497	37,106	19,176
Adjusted income taxes(2)	19,437	14,405	13,071	8,860	3,673	1,898
Adjusted net income	$176,898	$131,096	$118,960	$80,637	$33,433	$17,278
Weighted-average shares of Class A common stock outstanding - diluted	63,455	60,135	56,825	47,588	27,176	17,917
Dilutive weighted-average shares outstanding	3,598	3,874	3,526	1,982	571	330
Exchange of Class B common stock(3)	50,896	53,132	55,450	51,811	45,147	43,194
Adjusted diluted weighted-average shares outstanding	117,949	117,141	115,801	101,381	72,894	61,441
Diluted loss per share	$(0.39)	$(1.50)	$(0.74)	$(0.64)	$(0.58)	$(0.48)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.04	0.10	0.08	0.07	0.17	0.11
Other adjustments to net loss per share	2.01	2.64	1.80	1.46	0.92	0.68
Adjusted income taxes per share	(0.16)	(0.12)	(0.11)	(0.09)	(0.05)	(0.03)
Adjusted diluted EPS	$1.50	$1.12	$1.03	$0.80	$0.46	$0.28

A-4	2025 Proxy Statement

TABLE OF CONTENTS	APPENDIX
1.Other addbacks to adjusted net income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
2.Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
3.Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Third Amended and Restated Limited Liability Company Agreement of Baldwin Holdings, as amended.
Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
We calculate adjusted free cash flow because we hold fiduciary cash designated for our insurance company partners on behalf of our clients and incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; (iii) the payment of contingent earnout consideration in excess of purchase price accrual; and (iv) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate additional cash from our business operations.
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Years Ended December 31,
(in thousands)	2024	2023	2022	2021	2020	2019

Net cash provided by (used in) operating activities	$102,151	$44,644	$(2,462)	$40,129	$36,817	$12,014
Adjustments to net cash provided by (used in) operating activities:
Changes in premiums, commissions and fees receivable, net	73,762	132,269	183,006	64,501	6,828	6,000
Changes in accounts payable, accrued expenses and other current liabilities(1)	(81,561)	(132,655)	(173,362)	(55,188)	(27,348)	(9,000)
Payment of contingent earnout consideration in excess of purchase price accrual	23,395	24,326	49,926	4,825	1,727	8
Payment of colleague earnout incentives	17,112	—	—	—	—	—
Adjusted free cash flow	$134,859	$68,584	$57,108	$54,267	$18,024	$9,022
1.Change in accounts payable, accrued expenses and other current liabilities for the year ended December 31, 2023 has been recast to conform to current year presentation, which excludes the effect of the change in colleague earnout incentives.

2025 Proxy Statement	A-5

The Baldwin Group

THE BALDWIN INSURANCE GROUP, INC.
4211 W. BOY SCOUT BLVD.
SUITE 800
TAMPA, FLORIDA 33607

SCAN TO
VIEW MATERIALS & VOTE

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V61313-P25006

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BALDWIN INSURANCE GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Company Proposal - To elect three Class III Directors to serve until the 2028 Annual Meeting of Shareholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joseph Kadow
02) Chris Sullivan
03) Myron Williams

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V61314-P25006

THE BALDWIN INSURANCE GROUP, INC.
Annual Meeting of Shareholders
June 5, 2025 10:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Seth Cohen and Lowry Baldwin and each of them as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Baldwin Insurance Group, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Daylight Time on June 5, 2025, at 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side